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SHARE PURCHASE AGREEMENT

BY AND AMONG

VELTI PLC

YDON HOLDINGS LTD.

THE SHAREHOLDERS OF YDON HOLDINGS LTD.

AND

XIN YE, AS SHAREHOLDERS’ AGENT

September 22, 2011

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LIST OF EXHIBITS

Exhibit A	Form of Escrow Agreement

Exhibit B	Form of Investor Representation Statement

Exhibit C	Plan of Restructuring

Exhibit D	Form of Non-competition Agreement

Exhibit E	Form of Target’s BVI Counsel Opinion

Exhibit F	Form of Employee Acknowledgment

Exhibit F-1	List of Individuals Providing Employee Acknowledgment

Target Disclosure Schedule

Schedule 1	Schedule of Target Shareholders and Target Equity Interests

Schedule 6.2(n)	Key Employees of Target and Subsidiaries

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SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of September 22, 2011 by and among:

•	Velti plc, a company organized under the laws of the Bailiwick of Jersey (“Buyer”);

•	Ydon Holdings Ltd., a company organized under the laws of the British Virgin Islands (“Target”);

•
each of the shareholders of Target (other than Buyer) listed on Schedule 1, including each of the shareholders of Target that execute a counterpart signature page to this Agreement following the date of this Agreement (each a “Target Shareholder” and collectively, the “Target Shareholders”); and

•	solely with respect to Sections 2.3, 5.3, 5.7, 7 and 8.1 hereof, Xin YE as Shareholders’ Agent.

RECITALS

A.The Boards of Directors of Target and Buyer believe it is in the best interests of their respective companies and the stockholders or shareholders, as the case may be, of their respective companies that Buyer purchase one hundred percent (100%) of the outstanding equity securities of Target from the Target Shareholders pursuant to the terms and conditions of this Agreement (the “Transaction”), and in furtherance thereof, have approved the Transaction.

B.Target, Buyer and the Target Shareholders desire to make certain representations and warranties and other agreements in connection with the Transaction.

NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

1.	Definitions.

The following terms, when used in this Agreement, shall have the meanings set forth below:

“2010 Audit” means the audit of Beijing Ydon’s tax basis financial statements for the year ended December 31, 2010.

“Act” means the BVI Business Companies Act, 2004 (No. 16 of 2004) and includes the regulations made under the Act.

“Acquired Corporations” means Target and each of its Subsidiaries.

“Affiliate” means with respect to a Person: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

“Balance Sheet Date” has the meaning set forth in Section 3.4.

“Beijing Ydon” means Beijing Ydon Network Information Technology Company Limited (北京驿动网信息技术有限公司), a limited liability company organized and existing under the Laws of the PRC.

“Business Day” means any day other than a Saturday, Sunday or day on which banks are authorized or

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required by applicable Law to close in either New York, USA or London, UK.

“Buyer Average Share Price” means the average of the closing prices of Buyer Shares as reported on the Nasdaq Global Market during the ten (10) trading days ending (i) two (2) trading days prior to the Closing Date, in the case of the Upfront Share/Cash Consideration (if applicable), (ii) two (2) trading days prior to the delivery of the First Tranche Contingent Consideration Statement, in the case of the First Tranche Contingent Consideration (if applicable), and (iii) two (2) trading days prior to the delivery of the Second Tranche Contingent Consideration Statement, in the case of the Second Tranche Contingent Consideration (if applicable).

“Buyer Shares” means ordinary shares of Buyer, nominal value £0.05.

“Casee Advertising” means Beijing Casee Indefinite Advertising Co., Ltd. (北京架势无限广告有限公司).

“Code” means the Internal Revenue Code of 1986, as amended.

“Damages” means any and all losses, costs, damages, liabilities, debts, diminution in value, charge, interest, penalties and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees.

“Delaware Law” means the Delaware General Corporation Law as amended.

“Environmental Laws” shall mean any applicable Laws, policies, permits, licenses, certificates, approvals, directives, or requirements that pertain to the protection of the environment, protection of public health and safety, or protection of worker health and safety, or that pertain to the handling, use, manufacturing, processing, storage, treatment, transportation, discharge, release, emission, disposal, re-use, recycling, or other contact or involvement with Hazardous Materials (as defined below).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FCPA” means the Foreign Corrupt Practices Act, as amended.

“GAAP” means U.S. generally accepted accounting principles applied on a consistent basis.

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality in each case federal, state, local, foreign or domestic.

“IFRS” means the International Financial Reporting Standards as practiced and applied in the United Kingdom.

“IRS” means the Internal Revenue Service.

“Knowledge” means the actual knowledge of such Person and the constructive knowledge of a prudent Person in the position of such Person who shall be deemed to have knowledge of such matters as such Person would have discovered, had such Person made reasonable inquiries and investigations. With respect to Knowledge of the Buyer, Knowledge shall be limited to the Knowledge of Alex Moukas, Wilson Cheung and Paul Cheng; and with respect to Target, Knowledge shall refer to the Knowledge of each member of the Management Team; and with respect to the Target Shareholders, each such Target Shareholder.

“Laws” means any law (including common law), regulation, code, statute, rule, regulation, ordinance, judgment, injunction, settlement, award, writ, order or decree or other requirement of any Governmental Entity.

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“Management Team” means each of Xin YE and Kaiyang LIU.

“Majority Target Shareholders” means the Target Shareholders holding in the aggregate more than fifty percent (50%) of the Target Equity Interests.

“material” means any reference to any event, change, condition or effect being “material” with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities.

“Material Adverse Effect” means, with respect to Person, any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations, results of operations or prospects of such Person and its Subsidiaries, taken as a whole; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, nor shall any of the following (including the effect of any of the following) be taken into account in determining whether there has been or will be, a “Material Adverse Effect” on or in respect of any Person: (a) any change in applicable Laws, GAAP or IFRS or any interpretation thereof, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) any change generally affecting any of the industries in which such Person or its Subsidiaries operates or the economy as a whole, (d) the announcement or the execution of this Agreement, the pendency or consummation of the Merger or the performance of this Agreement, (e) the compliance with the terms of this Agreement or the taking of any action required or contemplated by this Agreement, (f) any natural disaster, (g) any acts of terrorism or war or the outbreak or escalation of hostilities or change in geopolitical conditions, or (h) any matter to which Buyer has consented in writing after the date hereof; provided, that with regard to subsections (a), (b), (c), (f) and (g), any such effect, change, fact, event or occurrence shall, either alone or in combination, be deemed to constitute, and shall be taken into account (including the effects of any of the foregoing) in determining whether there has been or will be, a “Material Adverse Effect” on or in respect of any Person if such effect, change, fact, event or occurrence has a disproportionate effect on such Person and its Subsidiaries, taken as a whole relative to similarly situated companies.

“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, association, trust, Governmental Entity or other entity or organization.

“Plan of Restructuring” means the plan of restructuring attached hereto as Exhibit C.

“Pro Rata Portion” means, for each Target Shareholder, a fraction, the numerator of which is the number of Target Equity Interests held by such Target Shareholder as set forth on Schedule 1, and the denominator of which is the aggregate number of Target Equity Interests held by all Target Shareholders as set forth on Schedule 1.

“Returns” means returns, estimates, information statements and reports required to be filed by any of the Acquired Corporations with the appropriate taxing authority.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Purchase” has the meaning set forth in Section 2.1.

“Subsidiary” or “Subsidiaries” of Buyer, Target or any other Person means any corporation, partnership or other legal entity of which Buyer, Target or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; provided, that with respect to Target, each of the WFOE, Beijing Ydon and Casee Advertising shall be considered “Subsidiaries” of Target for purposes of this Agreement.

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“Target Business” means Target’s business of operating a mobile advertising exchange and mobile marketing business in the People’s Republic of China, as currently conducted.

“Target Disclosure Schedule” has the meaning set forth in Section 3.

“Target Equity Interest” means all of the outstanding equity interest (direct or indirect) in Target (including without limitation all capital stock, options, warrants and other securities convertible into an equity interest in Target).

“Target M&A” means the memorandum and articles of association of Target, as in effect from time to time.

“Taxing Authority” means any applicable governmental authority exercising regulator authority in respect of Taxes.

“Transaction” has the meaning set forth in the Recitals.

“Velti Shares” means the shares of Target capital stock beneficially owned by Buyer as of the date of this Agreement and as of Closing.

“WFOE” means Casee (Beijing) Information Technology Company Limited, a wholly owned foreign enterprise organized and existing under the Laws of the PRC (架势༈北京༉信息科技有限公司).

2.	Share Purchase.
2.1Share Purchase.  Subject to the terms and conditions of this Agreement, Buyer agrees to purchase at the Closing and the Target Shareholders, severally and not jointly, agree to sell and transfer to Buyer at the Closing one hundred percent (100%) of the Target Equity Interest not already owned by Buyer (the “Share Purchase”). In exchange, Buyer agrees to pay to the Target Shareholders an aggregate of US$8,400,000 comprised of (i) an aggregate of US$3,900,000 in cash funds pursuant to the allocations set forth on Schedule 1 (the “Upfront Cash Consideration”), less the Escrow Amount (the pro rata portion of the Escrow Amount that is contributed on behalf of each Target Shareholder is also set forth on Schedule 1), and (ii) an aggregate of US$4,500,000 in either cash funds or Buyer Shares (or a combination thereof) in Buyer's sole discretion, such number of Buyer Shares to equal to the portion of the US$4,500,000 amount that the Buyer elects to pay in Buyer Shares, divided by the Buyer Average Share Price pursuant to the allocations set forth on Schedule 1 (the “Upfront Share/Cash Consideration,” and together with the Upfront Cash Consideration, the “Upfront Consideration”).
2.2Closing; Effective Time.
(a)The closing of the Transaction (the “Closing”) shall take place as soon as practicable, but not later than five (5) Business Days after the satisfaction or waiver of each of the conditions set forth in Section 6 hereof, or at such other time as the parties hereto agree (the “Closing Date”).  The Closing shall take place at the offices of DLA Piper UK LLP (Beijing), 20/F South Tower, Kerry Centre, No. 1 Guanghua Road, Chaoyang District, 100020 Beijing, China or at such other location as the parties hereto agree.  The time of the consummation of the Closing, or such later time as may be mutually agreed in writing by Buyer, Target and the Target Shareholders being the “Effective Time”.
(b)Target and Target Shareholder Deliveries. At Closing, Target and the Target Shareholders shall deliver to Buyer the following documents:
(i)a validly executed stock certificates representing one hundred percent (100%) of the issued and outstanding Target Equity Interest duly registered in the name of the Buyer and in such aggregated amounts as are set forth on Schedule 1 attached hereto;

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(ii)a certified copy of the Target M&A, certified by the British Virgin Islands Registrar at or about the date of this Agreement;
(iii)a certified copy of the register of members and director register of Target, certified by the registered agent of Target, evidencing that Buyer is the sole holder of the Target Equity Interest and the directors designated by Target are the directors of Target and each of its Subsidiaries;
(iv)a director's certificate, duly executed by an existing Target director attaching and attesting to the accuracy of: (A) the Target M&A, and (B) the resolutions of Target's board of directors approving the transactions contemplated hereby;
(v)a letter of resignation from Eric XU as director of the Target, effective immediately prior to the Closing;
(vi)all corporate books and records of Target and its Subsidiaries;
(vii)a duly completed and validly executed instrument of transfer executed by each Target Shareholder in a form reasonably agreed by Buyer (which shall specify that the number of Target Equity Interests to be transferred to Buyer), together with such other customary documents as may be required pursuant to such instructions, including the Target Shareholders' certificate or certificates that immediately prior to the Closing Date representing outstanding Target Equity Interests (the “Target Share Certificate(s)”), with delivery of the Target Share Certificates to be effected, and risk of loss and title thereto passing to Buyer, only upon actual receipt of the Target Share Certificates by Buyer; and
(viii)documentary evidence that the signatories with respect to each of the bank accounts of Target, the WFOE and Beijing Ydon have been replaced with the designees of Buyer.
(c)Buyer Deliveries.
(i)At Closing, Buyer shall deliver to the Shareholders' Agent, as agent of the Target Shareholders, a certificate, duly executed by the chief executive officer or chief financial officer of Buyer attaching and attesting to the accuracy of the resolutions of Buyer's board of directors approving the transactions contemplated hereby;
(ii)At Closing, Buyer initiate the transfer of the Upfront Cash Consideration less (1) the Escrow Amount, less (2) any Excess Transaction Expenses to the Target Shareholders, plus (3) to the extent the Buyer elects to pay any portion of the Upfront Share/Cash Consideration in cash funds, such cash amount of the Upfront Share/Cash Consideration, in each case pursuant to the allocations set forth opposite each Target Shareholder's name on Schedule 1 by wire transfer of immediately available U.S. dollar funds to the respective US bank accounts designated by each Target Shareholder in writing at least five (5) Business Days in advance of the Closing;
(iii)At the Closing, Buyer shall deposit an amount equal to US$400,000 (with each Target Shareholder's pro rata portion of such Escrow Amount set forth on Schedule 1) (the “Escrow Amount”), in an interest-bearing escrow account (the “Escrow Account”) to be established as of the Closing Date (as defined below) pursuant to an Escrow Agreement among Buyer, the Shareholders' Agent and US Bank, National Association (the “Escrow Agent”), in substantially the form of EXHIBIT A attached hereto (the “Escrow Agreement”);
(iv)At the Closing, a letter of resignation of Alexandros Moukas as director of the Target, effective immediately prior to the Closing; and
(v)Within five (5) Business Days following the Closing, if the Buyer elects to pay any portion of the Upfront Share/Cash Consideration in Buyer Shares, Buyer shall issue and deliver certificates evidencing such number of Buyer Shares in the names of the Target Shareholders pursuant to the allocations set forth opposite each Target Shareholder's name on Schedule 1.
2.3Contingent Consideration.

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(a)The following terms, when used in this Section 2.3, shall have the meanings set forth below:
(i)“2012 Actual Cost of Goods Sold” shall equal the actual Cost of Goods sold of the Target Business for the fiscal year ending March 31, 2012, as determined in accordance with GAAP; provided, however, that the actual Cost of Goods Sold of the Target Business shall exclude taxes assessed on gross revenues.”
(ii)“2012 Actual Gross Profit” shall equal (A) 2012 Actual Revenue minus (B) 2012 Actual Cost of Goods Sold.
(iii)“2012 Actual Revenue” shall equal actual revenue generated by the Target Business for the fiscal year ending March 31, 2012, as determined in accordance with GAAP.
(iv)“2012 Forecast Gross Profit” shall mean US$[***].
(v)“2012 Forecast Revenue” shall mean US$[***].
(vi)“2012 Proportion” means the proportion equal to the quotient determined by dividing (A) the sum of (1) the fraction determined by dividing 2012 Actual Revenue by 2012 Forecast Revenue plus (2) the fraction determined by dividing 2012 Actual Gross Profit by 2012 Forecast Gross Profit, by (B) 2.
(vii)“2013 Actual Cost of Goods Sold” shall equal the actual Cost of Goods sold of the Target Business for the fiscal year ending March 31, 2013, as determined in accordance with GAAP; provided, however, that the actual Cost of Goods Sold of the Target Business shall exclude taxes assessed on gross revenues.
(viii)“2013 Actual Gross Profit” shall equal (A) 2013 Actual Revenue minus (B) 2013 Actual Cost of Goods Sold.
(ix)“2013 Actual Revenue” shall equal actual revenue generated by the Target Business for the fiscal year ending March 31, 2013, as determined in accordance with GAAP.
(xvi) “2013 Forecast Gross Profit” shall mean US$[***].
(xvii) “2013 Forecast Revenues” shall mean US$[***].
(x)“Contingent Consideration” means the First Tranche Contingent Consideration and the Second Tranche Contingent Consideration, as applicable.
(xi)“First Tranche Contingent Consideration” shall, subject to Section 2.3(f)(ii), be an amount payable either in cash or by issuing Buyer Shares in Buyer's sole and absolute discretion (with a minimum of fifty percent (50%) of such amount to be payable in cash), such amount to be equal to the product determined by (A) multiplying (1) US$6,000,375 by (2) the 2012 Proportion, and (B) deducting US$400,000 from the amount calculated in accordance with (A); provided, however, if the 2012 Proportion is less than 0.67, then the First Tranche Contingent Consideration shall equal to zero dollars ($0); provided, further, if the 2012 Proportion is greater than 1.33, then the First Tranche Contingent Consideration shall equal US$7,580,499. To the extent the Buyer elects to pay the First Tranche Contingent Consideration by the Buyer issuing additional Buyer Shares, the aggregate number of Buyer Shares to be issued shall be equal to the First Tranche Contingent Consideration divided by the Buyer Average Share Price.
(xii)“Second Tranche Contingent Consideration” shall be an amount payable either in cash or by issuing Buyer Shares in Buyer's sole and absolute discretion (with a minimum of fifty percent (50%) of such amount to be payable in cash), such amount, subject to Sections 2.3(f)(ii) and 2.3 (f)(iii), to equal (x) 0.66667 multiplied by the Target Valuation, less (y) the sum of the Upfront Consideration and the First Tranche Contingent Consideration. To the extent the Buyer elects to pay the Second Tranche Contingent Consideration by the Buyer issuing additional Buyer Shares, the aggregate number of Buyer Shares to be issued shall be equal to the Second Tranche Contingent Consideration divided by the Buyer Average Share Price.

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(xiii)“Target Valuation” shall mean the sum of (A) 1.0625 times 2012 Actual Revenue plus (B) 1.2625 times 2012 Actual Gross Profit plus (C) 1.0625 times 2013 Actual Revenue plus (D) 1.2625 times 2013 Actual Gross Profit.
(xiv)“Triggering Event” means: (A) the closing of (1) a sale of all or substantially all of Buyer's assets, or (2) any merger, consolidation or other business combination transaction of Buyer or Target with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of Buyer outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of Buyer (or the surviving entity), as applicable, outstanding immediately after such transaction, or (3) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing more than sixty percent (60%) of the voting power of the then outstanding shares of capital stock of Buyer, or (4) any transaction, recapitalization, reorganization or other arrangement whereby the entity succeeding to the Target Business in the transaction is no longer a wholly owned subsidiary of Buyer, an Affiliate of Buyer, or wholly-controlled by the Buyer; provided, however, a Triggering Event will exclude (x) any sale of Buyer securities associated with any public offering by Buyer, (y) any transaction involving an Affiliate of Buyer, and (z) any transaction described in clauses (1) through (4) above in which the buyer or the surviving and/or controlling entity, as applicable, expressly assumes in writing all of the obligations of Buyer under this Agreement.
(b)Calculation of First Tranche Contingent Consideration; Statement.
(i)As soon as reasonably practical after the closing of the financial books of Buyer for the fiscal year ending March 31, 2012, Buyer shall furnish to the Shareholders' Agent a statement (the “First Tranche Contingent Consideration Statement”) setting forth Buyer's determination of the First Tranche Contingent Consideration, which shall include Buyer's determination of (i) the 2012 Actual Cost of Goods Sold, (ii) the 2012 Actual Revenue, and (iii) the 2012 Actual Gross Profit.  Unless, within the twenty (20) Business Day period following the Shareholders' Agent's receipt of the First Tranche Contingent Consideration Statement, the Shareholders' Agent delivers written notice to Buyer (a “Contingent Consideration Dispute Notice”) setting forth in reasonable detail any and all items of disagreement related to the First Tranche Contingent Consideration Statement (each, an “Item of Dispute”), the First Tranche Contingent Consideration Statement shall be conclusive and binding upon the Shareholders' Agent and the Target Shareholders.
(ii)Upon the later of (A) twenty (20) Business Days following the Shareholders' Agent's receipt of the First Tranche Contingent Consideration Statement, if Buyer shall not have received a First Tranche Dispute Notice with respect thereto, and (B) twenty (20) Business Days after any final determination of a First Tranche Dispute Notice with respect to the First Tranche Contingent Consideration Statement pursuant to Section 2.4(d), Buyer shall, subject to the limitations set forth in Section 2.4(e), pay the First Tranche Contingent Consideration in immediately available cash or issue to the Target Shareholders the First Tranche Contingent Consideration in Buyer Shares (as the case may be) to the Target Shareholders based on their respective Pro Rata Portions of the Buyer Shares as set forth on Schedule 1 to the respective US bank accounts designated by each Target Shareholder in writing.
(c)Calculation of Second Tranche Contingent Consideration; Statement.
(i)As soon as reasonably practical after the closing of the financial books of Buyer for the fiscal year ending March 31, 2013, Buyer shall furnish to the Shareholders' Agent a statement (the “Second Tranche Contingent Consideration Statement”) setting forth Buyer's determination of the Second Tranche Contingent Consideration, which shall include Buyer's determination of (i) the 2013 Actual Cost of Goods Sold, (ii) the 2013 Actual Revenue, and (iii) the 2013 Actual Gross Profit.  Unless, within the twenty (20) Business Day period following the Shareholders' Agent's receipt of the Second Tranche Contingent Consideration Statement, the Shareholders' Agent delivers a Contingent Consideration Dispute Notice setting forth in reasonable detail any and all Items of Dispute, the Second Tranche Contingent Consideration Statement shall be conclusive and binding upon the Shareholders' Agent

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and the Target Shareholders.
(ii)Upon the later of (A) twenty (20) Business Days following the Shareholders' Agent's receipt of the Second Tranche Contingent Consideration Statement, if Buyer shall not have received a Contingent Consideration Dispute Notice with respect thereto, and (B) twenty (20) Business Days after any final determination of a Contingent Consideration Dispute Notice pursuant to Section 2.4(d) with respect to the Second Tranche Contingent Consideration Statement, Buyer shall, subject to the limitations set forth in Section 2.4(e), pay the Second Tranche Contingent Consideration to the Target Shareholders in immediately available cash or issue to the Target Shareholders the First Tranche Contingent Consideration in Buyer Shares (as the case may be) based on their respective Pro Rata Portions of the Buyer Shares as set forth on Schedule 1 to the respective US bank accounts designated by each Target Shareholder in writing.
(d)Component Statement Dispute Resolution.  If the Shareholders' Agent timely delivers a Contingent Consideration Dispute Notice, Buyer and the Shareholders' Agent shall use reasonable efforts to resolve their differences concerning the Items of Dispute, and if any Item of Dispute is so resolved, the First Tranche Contingent Consideration Statement and/or the Second Tranche Contingent Consideration Statement, as applicable, shall be modified as necessary to reflect such resolution.  If all Items of Dispute are so resolved, the applicable First Tranche Contingent Consideration Statement or Second Tranche Contingent Consideration Statement (as so modified) shall be conclusive and binding upon Buyer, the Shareholders' Agent and all Target Shareholders.  If any Item of Dispute remains unresolved for a period of twenty (20) Business Days after Buyer's receipt of the Contingent Consideration Dispute Notice with respect to the applicable First Tranche Contingent Consideration Statement or Second Tranche Contingent Consideration Statement, Buyer and the Shareholders' Agent shall submit the dispute to a nationally recognized independent certified public accountant (the “Accounting Firm”) selected by the mutual agreement of Buyer and the Shareholders' Agent within five (5) Business Days after the end of such twenty (20) Business Day period.  If Buyer and the Shareholders' Agent are unable to mutually agree upon such an accountant within such five (5) Business Day period, then Buyer and the Shareholders' Agent shall each select a nationally recognized accountant and within five (5) Business Days after their selection, those two accountants shall select a third nationally recognized accountant to act as the Accounting Firm.  If either Buyer or the Shareholders' Agent fails to timely select an accountant pursuant to the immediately preceding sentence, the selection of the Accounting Firm shall be made by the accountant that has been selected by the party that has timely selected an accountant.  Buyer and the Shareholders' Agent shall request that the Accounting Firm render a determination as to each unresolved Item of Dispute within twenty (20) Business Days after its retention, and the Shareholders' Agent and Buyer shall cooperate fully with the Accounting Firm so as to enable it to make such determination as quickly and as accurately as practicable.  The Accounting Firm's determination as to each Item of Dispute submitted to it shall be in writing and shall be conclusive and binding upon all of the Parties, and the applicable First Tranche Contingent Consideration Statement or Second Tranche Contingent Consideration Statement shall be modified to the extent necessary to reflect such determination.  The applicable First Tranche Contingent Consideration Statement or Second Tranche Contingent Consideration Statement (as so modified) shall be conclusive and binding upon all of the Parties.  The fees and expenses of the Accounting Firm shall be allocated to be paid by Buyer, on the one hand, and/or by the Target Shareholders, on the other hand, out of the Escrow Fund based upon the percentage which the portion of the contested amount not awarded to Buyer or the Shareholders' Agent, as applicable, bears to the amount actually contested by Buyer or the Shareholders' Agent, respectively, as determined by the Accounting Firm.
(e)Maximum Aggregate Consideration; Plan of Restructuring.
(i)For avoidance of doubt, (i) the maximum aggregate consideration payable by Buyer to the Target Shareholders pursuant to this Agreement, including the Upfront Consideration, the First Tranche Contingent Consideration and the Second Tranche Contingent Consideration, shall not exceed US$28,666,667 (the “Maximum Aggregate Consideration”).
(ii)In the event the Plan of Restructuring as contemplated pursuant to Section 5.13 is not completed within six (6) months following Buyer's notification to the Shareholders' Agent pursuant to Section 5.13 that identifies the Buyer Designees, and such failure to complete the Plan of Restructuring is due to Target's or the Shareholders' Agent's breach of Section 5.13 or any failure by Xin Liang, Na Wang or any future equity interest

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holder of Beijing Ydon or Casee Advertising to cooperate with the Buyer and the Buyer Designees, then the obligation of Buyer to make a First Tranche Contingent Consideration or Second Tranche Contingent Consideration payment shall be terminated.
(f)Triggering Event; Minimum Contingent Consideration Trigger.
(i)Notwithstanding any provision of this Agreement to the contrary, in the event that (A) a Triggering Event occurs prior to March 31, 2013, and (B) the buyer or the surviving and/or controlling entity, as applicable, does not expressly assume in writing all of the obligations of Buyer under this Section 2.3 of this Agreement, then (x) this Section 2.3 (excluding Section 2.3(g)) and the obligations of the parties herein shall survive such Triggering Event, and (y) the Buyer shall continue to be liable to pay the First Tranche Contingent Consideration and the Second Tranche Contingent Consideration (if any) to the Target Shareholders if and when due pursuant to the terms and conditions of this Section 2.3.
(ii)Notwithstanding any provision of this Agreement to the contrary, in the event that, prior to March 31, 2012, Buyer terminates Xin Ye's service with the Buyer and/or its Affiliates other than for Cause, then (i) the minimum First Tranche Contingent Consideration payable to the Target Shareholders pursuant to Section 2.3(b) shall be US$6,000,000, and (ii) the minimum Second Tranche Contingent Consideration payable to the Target Shareholders pursuant to Section 2.3(c) shall be US$3,000,000.
(iii)Notwithstanding any provision of this Agreement to the contrary, in the event that, following March 31, 2012 but prior to March 31, 2013, Buyer terminates Xin Ye's service with the Buyer and/or its Affiliates other than for Cause, then the minimum Second Tranche Contingent Consideration payable to the Target Shareholders pursuant to Section 2.3(c) shall be US$3,000,000.
(iv)For purposes of Section 2.3(f)(ii) and (iii), “Cause” shall mean: (i) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of such person with respect to such person's obligations or otherwise relating to the business of Buyer or its affiliates; (ii) such person's material breach of his employment agreement or any other written agreement with Buyer or its Affiliates and his failure to reasonably cure such breach after provision of 30 days written notice from Buyer of such alleged breach; (iii) his conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude; (iv) his wilful neglect of duties as reasonably determined by Buyer's Board of Directors, provided that termination for failure to meet such objectives shall not occur until after he has been notified in writing that he has failed to meet such objectives and been given a reasonable opportunity to cure such failure of not less than one quarter; or (v) wilful violation of any written Buyer policy, provided that termination for such wilful violation shall not occur until after he has been notified in writing of such violation and been given a reasonable opportunity to cure such violation of not less than one quarter.
(g)Target Shareholder Call Option.
(i)In the event that Buyer fails to pay the First Tranche Contingent Consideration or the Second Tranche Consideration, as applicable, within ninety (90) days of the date that such amounts become due pursuant to Section 2.3(b) or Section 2.3(c) (as applicable), the Target Shareholders shall have the right (but not the obligation) (the “Target Shareholder Call Option”) to repurchase all but not less than all of the Target Equity Interests (including the Velti Shares) at an aggregate repurchase price (the “Call Option Purchase Price”) equal to the sum of (i) the Upfront Consideration, (ii) all working capital funds contributed by Buyer to Target following the date of this Agreement, plus (iii) all other amounts paid by Buyer to the Target Shareholders pursuant to this Agreement in consideration for the Target Equity Interests, including without limitation the amount of any First Tranche Contingent Consideration and Second Tranche Contingent Consideration paid by Buyer to the Target Shareholders (the “Call Option Purchase Price”).
(ii)The Target Shareholders may exercise the Target Shareholder Call Option by the delivery to Buyer by the Shareholders' Agent of written notice, together with evidence satisfactory to Buyer that demonstrates the financial resources of the Target Shareholders to pay the full amount of the Call Option Purchase

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Price (the “Call Option Exercise Notice”). Upon receipt of a Call Option Exercise Notice, Buyer and the Target Shareholders shall enter into a definitive agreement to effect the repurchase of the Target Equity Interests (including the Velti Shares) on terms reasonably acceptable to Buyer and the Target Shareholders, provided that the repurchase of the Target Equity Interests (including the Velti Shares) shall be on an “as is” basis, with the representations and warranties of Buyer limited to representations concerning due authorization of the transaction and standard representations concerning ownership of the Target Equity Interests (including the Velti Shares), free and clear of Liens.
(iii)Buyer and the Target Shareholders shall complete such repurchase no later than thirty (30) Business Days following delivery of the Call Option Exercise Notice, unless such period is extended with the prior written consent of Buyer and the Shareholders' Agent.
2.4Fractional Shares.  No fraction of a share of Buyer Shares will be issued, but in lieu thereof each holder of shares of a Target Equity Interest who would otherwise be entitled to a fraction of a share of Buyer Shares (after aggregating all fractional shares of Buyer Shares to be received by such holder) shall receive from Buyer an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Buyer Average Share Price.  The fractional share interests of each Target Shareholder shall be aggregated, so that no Target Shareholder shall receive cash in respect of fractional share interests in an amount greater than the value of one full share of Buyer Shares.
2.5Restricted Securities; Market-Stand-off and Certificate Legends. Buyer Shares to be issued under this Agreement shall not have been registered and to the extent the issuance does not qualify under Regulation S, shall be characterized as “restricted securities” under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act only in certain limited circumstances.  Buyer Shares to be issued under this Agreement may not be sold, transferred, pledged or hypothecated unless (i) a registration statement for such shares is effective, or (ii) with respect to any Target Shareholder, when all Buyer Shares held by such Target Shareholder (together with any Affiliate of such Target Shareholder with whom such Target Shareholder must aggregate its sales under SEC Rule 144) could be sold without restriction under SEC Rule 144(k) within a ninety (90) day period. The execution and delivery to Buyer of an Investor Representation Statement in the form attached hereto as EXHIBIT B (each, an “Investor Representation Statement”) by each Target Shareholder, pursuant to which such Target Shareholder confirms its status as an “accredited investor” for purposes of U.S. securities laws, shall be a condition to such Target Shareholder's receipt of any Buyer Shares that form a portion of the Upfront Share/Cash Consideration. It is acknowledged and understood that Buyer is relying on the written representations made by each Target Shareholder in the Investor Representation Statements.  Each certificate evidencing shares of Buyer Shares to be issued pursuant to this Agreement shall bear the following legend, in addition to any legends required by state securities laws:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”
2.6Lost, Stolen or Destroyed Certificates.  If any Target Share Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Target Share Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as the Buyer will reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Buyer shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted.  Target shall pay all charges and expenses, including those of the Buyer, in connection with the distribution of the consideration provided in this Section 2.
2.7Withholding Taxes.  Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of a Target Equity Interest such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code or any provision of state, local or foreign Tax Law.  To the extent that any amounts are so withheld by Buyer, such

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withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Target Equity Interest in respect of which such deduction and withholding was made by Buyer.
2.8Taking of Necessary Action; Further Action.  Each of Buyer, Target and the Target Shareholders will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Transaction in accordance with this Agreement as promptly as possible.  If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target, the officers and directors of Target are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.
2.9Transaction Expenses.
(a)Subject to Section 2.9(b), each party hereto shall bear and pay all fees, costs and expenses (including, without limitation, the legal, accounting and other third party advisory fees of financial advisors, investment banker brokerage, success or finders' fees or agents' commissions or any similar charges in connection with the Transaction) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of such party in connection with: (i) the negotiation, preparation and review of any letter of intent or similar document relating to the Transaction; (ii) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transaction Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transaction; (iii) the preparation and submission of any filing or notice required to be made or given in connection with the Transaction, and the obtaining of any Consent required to be obtained in connection with the Transaction; and (iv) the consummation and performance of the Transaction (collectively, “Transaction Expenses”).
(b)The Transaction Expenses incurred by Target in connection with the 2010 Audit shall be borne by Buyer up to a maximum aggregate amount of US$10,000, plus the amount of any other Transaction Expenses incurred by Target in excess of such maximum that are approved in advance by Buyer (the “Expense Reimbursement Maximum”). In the event that the Transaction Expenses of Target exceed the Expense Reimbursement Maximum the Target Shareholders shall be responsible for such excess (the “Excess Transaction Expenses”). Any Excess Transaction Expenses that remain unpaid as of immediately prior to the Closing may be deducted by Buyer from the Upfront Cash Consideration.
3.Representations and Warranties of Target.
Target represents and warrants to Buyer that the statements contained in this section are true and correct, except as disclosed in the Target Disclosure Schedule attached hereto (the “Target Disclosure Schedule”).  The Target Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this section, and the disclosure in any such numbered and lettered section of the Target Disclosure Schedule shall qualify only the corresponding subsection in this section (except to the extent disclosure in any numbered and lettered section of the Target Disclosure Schedule is either specifically cross-referenced in another numbered and lettered section of the Target Disclosure Schedule or reasonably apparent from the face of such disclosure).
3.1Organization, Standing and Power, Subsidiaries and Investments.  Target is a company duly organized, validly existing and in good standing under the Laws of the state of British Virgin Islands.  Each of Target's Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated.  Target and each of its Subsidiaries has the corporate power to own their respective properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on Target or any of the Acquired Corporations.  Target has delivered a true and correct copy of the certificate of incorporation and bylaws, memorandum and articles of association or other charter documents, as applicable, of Target and each of its Subsidiaries, each as amended to date, to Buyer.  Target and each of its Subsidiaries are not in violation of any of the provisions of their Certificate of Incorporation or Bylaws or equivalent organizational documents.
3.2Authority.
(a)Target has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target and the Acquired Corporations.  The affirmative vote of the holders of a majority of the shares of Target's Ordinary Shares and holders of a majority of the shares of Target's Series A Preferred Shares outstanding on the record date for the written consent of shareholders relating to this Agreement is the only vote of the holders of any of Target's Equity Interest necessary under British Virgin Islands Law and the Target M&A to approve this Agreement and the transactions contemplated hereby.
(b)The Board of Directors of Target and each of the Acquired Corporations has unanimously (a) approved this Agreement and the Transaction; (b) determined that in its opinion the Transaction is

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advisable and in the best interests of the shareholders of Target or such Acquired Corporation (as applicable) and is on terms that are fair to such shareholders; and (c) recommended that the shareholders of Target or such Acquired Corporation approve this Agreement and the Transaction.
(c)Target has taken all action necessary in accordance with the Act and the Target M&A to obtain the written consent of the Target Shareholders approving the Transaction.
(d)This Agreement has been duly executed and delivered by the Target and constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors' rights generally, and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The execution and delivery of this Agreement by Target does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (a) any provision of the Target M&A or the constitutional documents of any of the Target Subsidiaries, as amended; or (b) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license or Law applicable to the Target or any of the Target Subsidiaries or any of their properties or assets.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to the Target or any of the Target Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the Transaction contemplated hereby, except for (a) filings required under Regulation D of the Securities Act of 1933; (b) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities Laws and the securities Laws of any foreign country; and (c) such filings as may be required under the anti-trust laws of any foreign country.
3.3Governmental Authorization.
(a)Target and each of the Target Subsidiaries has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (a) pursuant to which the Target or any of the Target Subsidiaries currently operate or hold any interest in any of its properties; or (b) that is required for the operation of the Target or any of the Target Subsidiaries' business or the holding of any such interest and all of such authorizations are in full force and effect.  None of Target or any of the Target Subsidiaries is or has been in violation of or default under, and no condition exists that with notice or the lapse of time or both would constitute a violation of or default under such consents, licenses, permits, grants and other authorizations.  To Target's Knowledge, no proceeding is pending or threatened to revoke or limit any such consents, licenses, permits, grants or other authorizations. Target, the PRC Domestic Companies and each of the Target Shareholders (as applicable) have complied in all material respects with all PRC Laws in connection with foreign exchange, including without limitation, carrying out all relevant filings, registrations and applications for relevant permits with the PRC State Administration of Foreign Exchange and any other relevant authorities, and all such permits are validly subsisting.
(b)The registered capital of the PRC Domestic Companies has been fully paid up in accordance with the schedule of payment stipulated in its respective articles of association, approval document, certificate of approval and legal person business license (hereinafter referred to as the “Establishment Documents”) and in compliance with PRC Laws and regulations, and there is no outstanding capital contribution commitment. The Establishment Documents of the PRC Domestic Companies have been duly approved and filed in accordance with the laws of the PRC and are valid and enforceable. The business scope specified in the Establishment Documents of the PRC Domestic Companies complies with the requirements of all relevant PRC Laws. The operation and conduct of the business by and the term of operation of the PRC Domestic Companies in accordance with the Establishment Documents is in compliance with the Laws of the PRC. The PRC Domestic Companies have each passed its annual inspection by the relevant governmental authorities for their operation in its last three years (where applicable), and the relevant administration for industry and commerce has affixed an annual inspection chop on its business license.
3.4Financial Statements.  Target has delivered to Buyer (i) certain unaudited financial statements with respect to the Target, including the balance sheet and statement of operations for its Subsidiaries, as

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of and for the twelve months ended March 31, 2011, prepared on a basis consistent with Target's statutory filings, and (ii) management accounts for the quarterly actual operating results for the Target on a consolidated basis from the three months ending June 30, 2009 through June 30, 2011 (the “Balance Sheet Date”) (collectively, the “Target Financial Information”). The Target Financial Information fairly present the consolidated financial condition, operating results and cash flow of Target and its Subsidiaries as of the dates, and for the periods, indicated therein, and have been prepared from the books and records of Target. Target further represents and warrants that the management accounts were prepared on a basis that approximates GAAP in all material respects. Target and its Subsidiaries are not party to or otherwise involved in any “off balance sheet arrangements” (as defined in Item 303 of Regulation S-K under the Exchange Act.)
3.5Capital Structure.
(a)Capital Stock.  The authorized capital stock of Target consists of (i) 60,000 Target Ordinary Shares, of which there were issued and outstanding as of the date of this Agreement and as of the Closing 26,627 shares, and (ii) 30,000 Target Series A Preferred Shares, of which there were issued and outstanding as of the date of this Agreement and as of the Closing 15,000 shares.  Other than as provided in Section 3.5(a)(ii), Target has no authorized or outstanding preferred stock or instruments convertible or exercisable into preferred stock.  All outstanding Target Ordinary Shares and Target Series A Preferred Shares are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Target M&A or any agreement to which Target is a party or by which it is bound.  Except for the rights created pursuant to this Agreement and the rights disclosed in the preceding three sentences or as disclosed in the Target Disclosure Schedule, there are no other options, warrants, calls, rights, securities, commitments or agreements of any character to which Target is a party or by which it is bound, obligating Target to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Target Equity Interest or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, security, commitment or agreement.  There are no other contracts, commitments or agreements relating to voting, purchase or sale of Target Equity Interest (a) between or among Target and any of its stockholders; and (b) to Target's Knowledge, between or among any of Target's Shareholders.  All of the outstanding Target Equity Interest and rights to acquire a Target Equity Interest were issued in compliance in all material respects with all applicable federal and state securities Laws.  No more than 35 stockholders of Target are considered not to be “accredited investors” under federal securities laws.
(b)All outstanding equity interests, including capital stock, of any of Target's Subsidiaries (excluding Beijing Ydon) is wholly and directly owned by Target, and all Subsidiaries of Target, whether directly or indirectly owned, are listed on Section 3.5(b) of the Target Disclosure Schedule. All outstanding equity interests, including capital stock, of Beijing Ydon is wholly and directly owned by the equity interest holders as set forth on Section 3.5(b) of the Target Disclosure Schedule. Each of the Control Documents have been executed and delivered by the WFOE, Beijing Ydon and the equity interest holders of Beijing Ydon (as applicable) and are currently in full force and effect. The pledge of the equity interest of the equity interest holders in Beijing Ydon to the WFOE created under the Equity Pledge Agreement has been registered with the relevant Governmental Authorities and is in full force and effect.
(c)Capital Stock of Others.  Except as set forth on Section 3.5(b) of the Target Disclosure Schedule, none of Target or any of the Target Subsidiaries directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar ownership interest in, any corporation, partnership, joint venture or other business association or entity.
3.6Absence of Certain Changes.  Since the Balance Sheet Date, Target and the Target Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not occurred:
(a)a Material Adverse Effect on any of Acquired Corporations, and there has not been any change, event, development or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on any of the Acquired Corporations;

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(b)any acquisition, sale or transfer of any material asset of the Acquired Corporations other than in the ordinary course of business and consistent with past practice;
(c)any change in accounting methods or practices (including any change in depreciation or amortization policies or rates), except insofar as may be required by a generally applicable change in GAAP, by Target or any revaluation by Target of any of its assets;
(d)any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of the Acquired Corporations or any direct or indirect redemption, purchase or other acquisition by Acquired Corporations of any of their shares of capital stock;
(e)any Material Contract entered into by Acquired Corporations, other than in the ordinary course of business and as provided or made available to Buyer, or any amendment or termination of, or default under, any Material Contract;
(f)any amendment or change to the Target M&A or other organizational documents of any of the Acquired Corporations;
(g)any increase in or modification of the compensation or benefits (including any severance benefits) payable or to become payable by any of Acquired Corporations to any of its directors or employees;
(h)any amendment of any term of any outstanding security of any of Acquired Corporations;
(i)any incurrence, assumption or guarantee by Acquired Corporations of any indebtedness for borrowed money;
(j)any creation or assumption by Acquired Corporations of any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind or character on any asset;
(k)any making of any loan, advance or capital contribution to or investment in any Person, excluding any advances to employees not in excess of $50,000 in the aggregate, made in the ordinary course of business relating solely to advancement of travel and other business expenses, the reimbursement of which are contingent upon reasonable documentation and appropriateness thereof;
(l)any condemnation, seizure, damage, destruction or other casualty loss (whether or not covered by insurance) affecting the assets, properties or business of Acquired Corporations and, to Target's Knowledge, no such loss is threatened;
(m)any relinquishment by Acquired Corporations of any Material Contract or other material right, other than those contemplated by this Agreement;
(n)any labor dispute, other than routine and individual grievances that are unlikely to result in any material claim or action, or, to Target's Knowledge, any activity or proceeding by a labor union or representative thereof to organize any employees of Acquired Corporations, or any lockouts, strikes, slowdowns or work stoppages or threats thereof by or with respect to such employees
(o)any capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment in excess of $25,000 individually or $50,000 in the aggregate
(p)except for capital expenditures and commitments referred to in paragraph (o) above, any (i) acquisition, lease, license or other purchase of, or (ii) disposition, assignment, transfer, license or other sale of, any tangible assets or property or Intellectual Property in one or more transactions, or any commitment in respect thereof, that, individually or in the aggregate, involved or involve payments of $25,000 or more;
(q)a cancellation or compromise of any material debt or claim or waiver or release of

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any material right of Acquired Corporations;
(r)a grant of credit to any customer, distributor or supplier of Acquired Corporations on terms or in amounts materially more favorable than had been extended to such customer, distributor or supplier in the past;
(s)any material adverse change in the Acquired Corporations relations with any customers, distributors, suppliers or agents;
(t)any settlement or compromise of any pending or threatened claim, suit, action, proceeding, investigation or arbitration;
(u)a default by any of Acquired Corporations or, to Target's Knowledge, any default by another party under any material lease, license or other occupancy arrangement or any receipt of notice of noncompliance or violation thereof by any of the Acquired Corporations from any Person;
(v)any delay or postponement by Acquired Corporations in the payment of accounts payable and other liabilities outside the ordinary course of business; or
(w)any negotiation or agreement by the Acquired Corporations to do any of the things described in the preceding clauses (a) through (v) (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement).  At the Closing Date, there will be no accrued but unpaid dividends on shares of any of the Acquired Corporations' capital stock.
3.7Absence of Undisclosed Liabilities.  None of Acquired Corporations has material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (a) those set forth or adequately provided for in the Target Financial Information as of the Target Balance Sheet); (b) those incurred in the ordinary course of business since March 31, 2011 and consistent with past practice; and (c) those incurred in connection with the execution of this Agreement.
3.8Litigation.  There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, or, to the Knowledge of Target, threatened against any of the Acquired Corporations or any of its properties or any of its officers or directors (in their capacities as such).  There is no judgment, decree or order against any of the Acquired Corporations, or, to the Knowledge of Target, any of its respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on any of the Acquired Corporations.  All litigation to which any of the Acquired Corporations is a party (or, to the Knowledge of Target, threatened to become a party) is described in Section 3.8 of the Target Disclosure Schedule.
3.9Restrictions on Business Activities.  There is no agreement, judgment, injunction, order, decree or other instrument binding upon any of Acquired Corporations that has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Acquired Corporations, any acquisition of property by Acquired Corporations or the conduct of business by Acquired Corporations as currently conducted or as proposed to be conducted by Acquired Corporations.
3.10Intellectual Property.
(a)Definitions.  For purposes of this Agreement, “Intellectual Property” means:
(i)all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, “Issued Patents”);
(ii)all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively “Patent Applications” and, with the Issued Patents, the “Patents”);

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(iii)all copyrights, copyrightable works, semiconductor topography and mask work rights, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, “Copyrights”);
(iv)trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names (collectively, “Trademarks”) and domain name registrations;
(v)all technology, ideas, inventions, designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data, computer programs, hardware, software and processes; and
(vi)all other intangible assets, properties and rights (whether or not appropriate steps have been taken to protect, under applicable Law, such other intangible assets, properties or rights).
(b)Title.  Target owns and has good and marketable title to, or possesses legally enforceable rights to use, all Intellectual Property used or proposed to be used in the business of Acquired Corporations as currently conducted or as proposed to be conducted by Acquired Corporations.  The Intellectual Property owned by or licensed to Target collectively constitutes all of the Intellectual Property necessary to enable Acquired Corporations to conduct their business as such business is currently being conducted or as proposed to be conducted by the Acquired Corporations.  No current or former officer, director, stockholder, employee, consultant or independent contractor has any right, claim or interest in or with respect to any Target Intellectual Property (as defined below). To the extent that any Intellectual Property has been developed or created independently or jointly by any person other than Acquired Corporations for which the Acquired Corporation has, directly or indirectly, provided consideration for such development or creation, the Acquired Corporation has a written agreement with such person with respect thereto, and the Acquired Corporation has obtained ownership of, and is the exclusive owner of, all such Intellectual Property therein by operation of law or by valid assignment, and has required the waiver of all non assignable rights, including all author or moral rights, except where the failure to request such waiver would not have a Material Adverse Effect on the Acquired Corporation.  All Target Intellectual Property is free and clear of any liens or encumbrances.
(c)Patents and Agreements.  With respect to each item of Intellectual Property incorporated into any product or service of the Acquired Corporations or otherwise used in the business of the Acquired Corporations (except “off the shelf” or other software widely available through regular commercial distribution channels at a cost not exceeding $5,000 on standard terms and conditions) (“Target Intellectual Property”), Section 3.10(c) of the Target Disclosure Schedule lists:
(i)all Issued Patents and Patent Applications, all registered Trademarks, and pending trademark registrations and all registered Copyrights, including (A) the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed; (B) name of the current owner, (C) the application number, (D) for Issued Patents and Patent Applications, the title of the Patent, (E) the filing dates, and (F) the name of the attorney handling the application or registration with contact information;
(ii)all actions (including the payment of late fees or penalties) that must be taken by an Acquired Corporation or any other Person on behalf of an Acquired Corporation before the Closing Date or within ninety (90) days thereafter, including the payment of any registration, maintenance or renewal fees or the filing of any responses to any Governmental Entity of office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any of the Issued Patents and Patent Applications, registered or pending registrations for Trademarks and registered Copyrights that comprise Target Intellectual Property; and

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(iii)the following agreements relating to each of the products or services of the Acquired Corporations (collectively, the “Target Products”) or other Target Intellectual Property:  all (A) agreements granting any right to distribute or sublicense a Target Product ; (B) any exclusive licenses of Intellectual Property to or from Target; (C) agreements pursuant to which the amounts actually paid or payable under firm commitments to Target are $25,000 or more; (D) joint development agreements; (E) any agreement by which Target grants any ownership right to any Target Intellectual Property owned by Target; (F) any order relating to Target Intellectual Property; (G) any option, right of first refusal, right of first notice or similar right relating to any Target Intellectual Property; and (H) agreements pursuant to which any party is granted any rights to access source code or to use source code to create derivative works of Target Products (including but not limited to any escrow agents) (“Escrow Arrangements”).  There is no basis on which any of the source code of the Target Products has been or would or could be released to a third party.
(d)Licenses.  Section 3.10(d) of the Target Disclosure Schedule contains an accurate list as of the date of this Agreement of all licenses, sublicenses and other agreements to which any of the Acquired Corporations is a party and pursuant to which any of the Acquired Corporations is authorized to use any Intellectual Property owned by any third party, excluding “off the shelf” or other software widely available through regular commercial distribution channels at a cost not exceeding $5,000 on standard terms and conditions (“Third Party Intellectual Property”).
(e)Third Party Infringement.  There is no unauthorized use, disclosure, infringement or misappropriation of any Target Intellectual Property, including, to the Knowledge of Target, any Third Party Intellectual Property, by any third party, including any employee or former employee of any of the Acquired Corporations.  None of the Acquired Corporations has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in standard sales or agreements to end users arising in the ordinary course of business, the forms of which have been delivered to Buyer or its counsel.  There are no royalties, fees or other payments payable by any of the Acquired Corporations to any Person by reason of the ownership, use, sale or disposition of Intellectual Property other than as set forth in those licenses, sublicenses and other agreement listed in Section 3.10(d) of the Target Disclosure Schedule.
(f)No Breach.  None of the Acquired Corporations is in breach of any license, sublicense or other agreement relating to the Target Intellectual Property or Third Party Intellectual Property, and to the knowledge of the Acquired Corporations, no other contracting party that is bound by any such license, sublicense or other agreement is in breach of that license, sublicense or other agreement and to the Knowledge of Target, there is no basis on which a breach, whether by an Acquired Corporation or by the other contracting party, may be alleged.  Neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Transaction or any of the transactions contemplated by this Agreement will contravene, conflict with or result in any limitation on the Buyer's right to own or use any Target Intellectual Property, including any Third Party Intellectual Property.
(g)Status.  All Patents, registered Trademarks and registered Copyrights held by the Acquired Corporations are valid and subsisting.  All maintenance and annual fees have been fully paid and all fees paid during prosecution and after issuance of any Patent comprising or relating to such item have been paid in the correct entity status amounts.  None of the Acquired Corporations is infringing, misappropriating or making unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of any proprietary asset owned or used by any third party.  There is no proceeding pending or, to the knowledge of the Acquired Corporations, threatened, nor has any claim or demand been made that challenges the legality, validity, enforceability or ownership of any item of Target Intellectual Property or, to the knowledge of the Acquired Corporations, Third Party Intellectual Property or alleges a claim of infringement of any Patents, Copyrights or Trademarks, or violation of any trade secret or other proprietary right of any third party.  None of the Acquired Corporations has brought a proceeding alleging infringement of Target Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.
(h)Employee and Consultant Assignment.  All current and former officers, employees, consultants and independent contractors of the Acquired Corporations have executed and delivered to Target an

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agreement (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to Target of any Intellectual Property arising from services performed for the Acquired Corporations by such persons, the form of which is attached as a schedule to Section 3.10 of the Target Disclosure Schedule.  No employee or independent contractor of the Acquired Corporations is in violation of any term of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with the Acquired Corporations.  No current or former officer, director, stockholder, employee, consultant or independent contractor has any right, claim or interest in or with respect to any Target Intellectual Property.
(i)Confidentiality.  The Acquired Corporations have taken all commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all Target Intellectual Property (except such Target Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all Target Intellectual Property.  All use, disclosure or appropriation of Intellectual Property not otherwise protected by patents, patent applications or copyright (“Confidential Information”) owned by the Acquired Corporations by or to a third party has been pursuant to the terms of a written agreement between Target and such third party.  All use, disclosure or appropriation of material Confidential Information not owned by the Acquired Corporations has been pursuant to the terms of a written agreement between Target and the owner of such Confidential Information, or is otherwise lawful.
(j)No Product Liability.  No product liability claims have been communicated in writing to or, to Target's Knowledge, threatened against any of the Acquired Corporations.
(k)Software.  A complete list of each of the Target Products (including products, technologies and services currently under development) offered or planned by any Acquired Corporation and the Acquired Corporations' proprietary software (“Target Software”) is set forth in Section 3.10(k) of the Target Disclosure Schedule, and a list of known bugs as such list is maintained by the Acquired Corporation.  Except for the warranties and indemnities contained in those contracts and agreements set forth in Section 3.14 of the Target Disclosure Schedule and warranties implied by law which cannot be disclaimed, the Acquired Corporation has not given any warranties or indemnities or service level commitments relating to any Target Products sold or rendered by the Acquired Corporation.
(l)The Acquired Corporation uses up to date commercially available anti-virus software, consistent with the best industry standard security practices, to keep the Target Products (and all parts thereof) free of any virus or other similar third party software routines or components and to prevent the propagation thereof to any users or networks. The Target Products have been designed and made available in a manner in order to prevent “back doors,” “time bombs,” or “drop dead devices” that permit unauthorized access or disablement of that Target Product or permits unauthorized access, disablement or erasure of data or other software of users (together with viruses, “Contaminants”) to be introduced to the Target Products.
(m)The Acquired Corporation has the disaster recovery and security plans, procedures and facilities for the business specified in Section 3.10(m) of the Target Disclosure Schedule.  There have been no material unauthorized intrusions or breaches of the security of information technology systems.
(n)No Proceedings.  None of the Acquired Corporations is subject to any proceeding or outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer or licensing of any Target Intellectual Property by the Acquired Corporations, or which may affect the validity, use or enforceability of such Target Intellectual Property.  None of the Acquired Corporations is subject to any agreement that restricts in any material respect the use, transfer, delivery or licensing by any of the Acquired Corporations of the Target Intellectual Property or Target Products.
(o)No Public Software.  Except as set forth in Section 3.10(o) of the Target Disclosure Schedule, no Public Software (as defined below) forms part of any Target Product provided by the Acquired Corporations or Target Intellectual Property, and no Public Software was or is used in connection with the development of any Target Product or Target Intellectual Property or is incorporated into, in whole or in part, or has been distributed with, in whole or in part, any Target Product or Target Intellectual Property. For all Public Software disclosed in Section 3.10(o) of

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the Target Disclosure Schedule, the disclosure accurately describes (i) how the Acquired Corporation has used the Public Software; (ii) whether or not that Public Software was modified and how; (iii) whether or not that Public Software was distributed to a third party in connection with, embedded in or as incorporated with any Target Product; and (iv) the name, including version number, of the license agreement under which that Public Software was licensed.  The Acquired Corporation has not used and/or incorporated Public Software in any manner that does or is reasonably expected to (i) require the disclosure or distribution in source code form of any Target Intellectual Property, (ii) require the licensing of any Target Intellectual Property for the purpose of making derivative works, (iii) impose any restriction on the consideration to be charged for the distribution of any Target Product, (iv) create, or purport to create, obligations for the Acquired Corporation with respect to Target Intellectual Property or grant, or purport to grant, to any third party, any rights or immunities under Target Intellectual Property or (v) impose any other material limitation, restriction, or condition on the right of the Acquired Corporation to use or distribute any Target Product.  With respect to any Public Software that is or has been used and/or incorporated by the Acquired Corporation in any way, the Acquired Corporation has been and is in material compliance (for clarity, compliance with attribution and disclaimer requirements is material) with all applicable licenses with respect thereto.  As used in this Section 3.10, “Public Software” means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software (as defined by the Free Software Foundation), open source software (e.g., Linux or software distributed under any license approved by the Open Source Initiative as set forth www.opensource.org) or similar licensing or distribution models which requires the distribution of source code to licensees, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU's General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; or (viii) the Apache License.
(p)No government funding, facilities or resources of a university, college, other educational institution, research center or Governmental Entity or funding from third parties was used in the development of the Target Intellectual Property and (b) no Governmental Entity, university, college, other educational institution or research center has any claim or right in or to the Target Intellectual Property.
(q)To the Target's knowledge, no current or former employee, consultant or independent contractor of the Acquired Corporation who was involved in, or who contributed to, the creation or development of any Target Intellectual Property, has performed services for the government, a university, college or other educational institution, or a research center, during a period of time during which such employee, consultant or independent contractor was also performing services for the Acquired Corporation.
3.11Interested Party Transactions.  None of the Acquired Corporations is indebted to any director, officer, employee or agent of the Acquired Corporations (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to the Acquired Corporations.  No (a) stockholder, (b) officer, director or Affiliate of the Acquired Corporations, (c) immediate family member of any such officer, director or Affiliate, or of a stockholder, and (d) Person controlled by any one or more of the foregoing (excluding the Acquired Corporations) (collectively, the “Related Parties”) presently or since inception of Target: (i) owns or has owned, directly or indirectly, any interest in (excepting not more than five percent stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, customer, distributor, sales agent, or supplier of the Acquired Corporations; (ii) owns or has owned, directly or indirectly, in whole or in part, any tangible or intangible property that the Acquired Corporations use or the use of which is necessary or desirable for the conduct of their business; (iii) has or had any claim whatsoever or has brought any action, suit or proceeding against, or owes or owed any amount to, the Acquired Corporations; or (iv) on behalf of any of the Acquired Corporations, has made any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any corporation or other Person of which any officer or director of the Acquired Corporations, or an immediate family member of the foregoing, is a partner or stockholder (excepting stock holdings solely for investment purposes in securities of publicly held and traded companies).  None of the Acquired Corporations is a party to any transaction with any Related Party on other than arm's-length terms.

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3.12Books and Records.  The Acquired Corporations have maintained business records with respect to the assets and their business and operations which are true, accurate and complete in all material respects, and there are no material deficiencies in such business records.  The Acquired Corporations do not have any of its primary records, systems, controls, data or information which are material to the operation of their business recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether or not computerized) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Target.  The minute books of Target and each of its Subsidiaries have each been provided or made available to counsel to Buyer and each contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of the respective entity through the date of this Agreement, and reflect all transactions referred to in such minutes accurately.
3.13Complete Copies of Materials.  Target has delivered or made available true and complete copies of each document that has been requested by Buyer or its counsel in connection with their due diligence review of the Acquired Corporations.
3.14Material Contracts.  All of Target's Material Contracts (as defined below) are listed in Section 3.14 of the Target Disclosure Schedule.  With respect to each Material Contract: (a) the Material Contract is legal, valid, binding and enforceable and in full force and effect with respect to the Acquired Corporations, and, to Target's Knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or at law); (b) the Material Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing Date in accordance with its terms as in effect prior to the Closing Date, subject to the effect of bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or at law); and (c) neither the Acquired Corporations nor, to Target's Knowledge, any other party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default by the Acquired Corporations or, to Target's Knowledge, by any such other party, or permit termination, modification or acceleration, under such Material Contract.  Target has paid in full all amounts due under the Material Contracts which are due and payable or accrued in accordance with GAAP as consistently applied, all amounts due to others under the Material Contracts (and has recognized revenues due from others thereunder in accordance with GAAP as consistently applied), and has satisfied in full or provided for all of its liabilities and obligations under the Material Contracts which are due and payable, except amounts or liabilities disputed in good faith by Target for which adequate reserves have been set aside.  Target is not a party to any oral contract, agreement or other arrangement.
“Material Contract” means any contract, agreement or commitment to which any of the Acquired Corporations is a party (a) with expected receipts or expenditures in excess of RMB25,000; (b) required to be listed pursuant to Section 3.10(c)(iii) or Section 3.10(d); (c) requiring Target to indemnify any Person; (d) granting any exclusive rights to any party (including any right of first refusal or right of first negotiation); (e) evidencing indebtedness for borrowed or loaned money, including guarantees of such indebtedness; (f) involving any partnership, joint venture or limited liability company agreement or concerning any equity or partnership interest in another Person; (g) relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise); (h) which contains confidentiality or non-disclosure obligations; (i) that could reasonably be expected to have a Material Adverse Effect on any of the Acquired Corporations if breached by such the Acquired Corporation in such a manner as would (1) permit any other party to cancel or terminate the same (with or without notice of passage of time); (2) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Target; or (3) give rise to a right of acceleration of any material obligation or loss of any material benefit under such Material Contract.
3.15Accounts Receivable.  Subject to any reserves set forth therein, the accounts receivable,

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unbilled work in process and other debts due or recorded as shown on the Target Financial Information are valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practices in each case with persons other than Affiliates, are not subject to any prior assignment, lien or security interest, and are not subject to valid defenses, set-offs or counter claims.  The accounts receivable are good and collectible in full in accordance with their terms at their recorded amounts, subject only to the reserve for doubtful accounts on the Target Financial Information.
3.16Customers and Suppliers.  As of the date hereof, no customer and no supplier of Target has cancelled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate its relationship with Target or has at any time on or after the Balance Sheet Date, decreased materially its services or supplies to Target in the case of any such supplier, or its usage of the services or products of Target in the case of such customer, and no such supplier or customer has indicated either orally or in writing that it intends to cancel or otherwise terminate its relationship with Target or to decrease materially its services or supplies to Target or its usage of the services or products of Target, as the case may be.  Target has not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target.
3.17Employees and Consultants.  Section 3.17 of the Target Disclosure Schedule contains a list of the names of all employees (including without limitation part-time employees and temporary employees), leased employees, independent contractors and consultants of the Acquired Corporations, together with their respective salaries or wages, other compensation, dates of employment and positions.  None of the officers of the Acquired Corporations, nor to Target's Knowledge, none of the employees, contractors or consultants of the Acquired Corporations intends to resign, retire or discontinue his or her relationship with the Acquired Corporations.  None of the Acquired Corporations is a party to any employment contract with any of its officers or employees with respect to such person's employment and the employment of each employee and the engagement of each independent contractor of the Acquired Corporations is terminable at will, without any penalty, liability or severance obligation incurred by the Acquired Corporations other than with respect to compensation and benefits accrued to the date of termination.  To Target's Knowledge, no employee or independent contractor of the Acquired Corporations is in violation of any term of any employment contract, confidentiality or other proprietary information disclosure agreement or any other agreement or contract relating to the right of any such employee to be employed by the Acquired Corporations.
3.18Title to Property.  The Acquired Corporations have good and marketable, indefeasible title to all of its properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (a) the lien of current taxes not yet due and payable; (b) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties; (c) liens securing debt that is reflected on the Target Balance Sheet; and (d) such other mortgages, liens, pledges, charges or encumbrances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Target.  The plants, property and equipment of the Acquired Corporations that are used in the operations of the Acquired Corporations' business are in all material respects in good operating condition and repair, subject to normal wear and tear and are usable in the ordinary course of business consistent with past practices.  All tangible assets and properties used in the operations of Target are reflected in the Target Balance Sheet to the extent required by GAAP and constitute all of the tangible assets and properties necessary to conduct the Acquired Corporations' operations and business as currently conducted by the Acquired Corporations.  All leases to which any of the Acquired Corporations is a party are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to creditors' rights generally; and general principles of equity (regardless of whether asserted in a proceeding in equity or at law) and are listed on Section 3.18 of the Target Disclosure Schedule.  True and correct copies of all such leases have been provided or made available to Buyer.  None of the Acquired Corporations own real property.

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3.19Environmental Matters. Each of the Acquired Corporations is and has been in compliance with all Environmental Laws relating to the properties or facilities used, leased or occupied by the Acquired Corporations at any time. No civil, criminal or administrative action, proceeding or investigation is pending against the Acquired Corporations, or, to Target's Knowledge, threatened against the Acquired Corporations, with respect to Environmental Laws; and Target is not aware of any facts or circumstances that could form the basis for assertion of a claim against the Acquired Corporations or that could form the basis for liability of the Acquired Corporations, regarding actual or potential noncompliance with Environmental Laws.
3.20Taxes.
(a)As used in this Agreement, the terms “Tax” and, collectively, “Taxes” mean any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, each, respectively, in the nature of a tax, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, stamp transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity;
(b)Each of the Acquired Corporations has prepared and timely filed all Returns relating to any and all Taxes concerning or attributable to the Acquired Corporations or its operations with respect to Taxes for any period ending on or before the Closing Date and such Returns are true and correct in all material respects and have been completed in accordance with applicable Laws;
(c)Each of the Acquired Corporations, as of the Closing Date will have paid all Taxes shown to be payable on such Returns covered by Section 3.20(b), and Target and its officers, directors and employees responsible for any Tax matters have complied in all material respects with all Laws relating to the withholding of Taxes and remittance of withheld Taxes in connection with any amount paid to any or independent contractor, creditor, stockholder or other third party.
(d)There is no Tax deficiency outstanding or assessed or, to Target's Knowledge, proposed against the Acquired Corporations that is not reflected as a liability on the Target Balance Sheet, nor has any of the Acquired Corporations executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax;
(e)None of the Acquired Corporations has any liabilities for unpaid Taxes that have not been adequately accrued for or reserved on the Target Balance Sheet, whether asserted or unasserted, contingent or otherwise and Target has no Knowledge of any basis for the assertion of any such liability attributable to the Acquired Corporations, their assets or operations and the unpaid Taxes (including any Tax deficiencies assessed) of the Acquired Corporations for tax periods through the date of the Target Balance Sheet do not exceed the accruals or reserves for Tax liabilities (excluding any reserve for deferred Taxes established to reflect temporary differences between book and Tax income);
(f)None of the Acquired Corporations is a party to any tax-sharing agreement or similar arrangement with any other party, and none of the Acquired Corporations has assumed any obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax;
(g)No Returns have never been audited by a government or taxing authority, nor is any such audit in process or pending, and Target has not been notified of any request for such an audit or other examination including any notice of deficiency or proposed adjustment, and no officer or director of Target has Knowledge that any taxing authority intends to assess additional Taxes for any period for which Returns have been filed;
(h)None of the Acquired Corporations has ever been a member of an affiliated group of corporations within the meaning of Section 1504(a) of the Code filing a consolidated federal income tax return and none of the Acquired Corporations has ever been a member of an affiliated group of corporations filing a consolidated,

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combined or unitary income tax return under provisions of state, local or foreign tax law comparable to Section 1504(a) of the Code;
(i)Target has disclosed to Buyer (i) any Tax exemption, Tax holiday or other Tax-sparing arrangement that the Acquired Corporations has in any jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday or other Tax-sparing arrangement; and (ii) any expatriate tax programs or policies affecting the Acquired Corporations.  Each of the Acquired Corporations is in compliance with all terms and conditions required to maintain such Tax exemption, Tax holiday or other Tax-sparing arrangement or order of any governmental entity and the consummation of the transactions contemplated hereby will not have any adverse effect on the continuing validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sparing arrangement or order;
(j)Target has made available to Buyer copies of all Returns filed for all periods since Target's inception;
(k)None of the Acquired Corporations has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by the Acquired Corporations;
(l)no transfer Taxes of any kind will be due and payable by the Acquired Corporations as a result of transactions contemplated by this Agreement;
(m)There are no adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax laws) that are required to be taken into account by the Acquired Corporations in any period ending after the Closing Date by reason of a change in method of accounting in any taxable period ending on or before the Closing Date;
(n)no withholding is required under Section 1445 of the Code in connection with the consummation of the transactions contemplated by this Agreement;
(o)to Target's Knowledge, none of the Acquired Corporations has engaged in any transaction that would constitute a “tax shelter”, a “reportable transaction”, a transaction substantially similar to a “tax shelter” or “reportable transaction” within the meaning of Section 6011, 6662A or 6662 of the Code and the regulations thereunder and similar state or local Tax statutes and that has not been disclosed on an applicable Return;
(p)none of the Acquired Corporations has submitted a request for a ruling to the IRS or a state tax authority;
(q)none of the Acquired Corporations has at any time made, changed or rescinded any express or deemed election relating to Taxes that is not reflected in any Return;
(r)none of the Acquired Corporations has been at any time a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code; and
(s)none of the Acquired Corporations is a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Target that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 464 or 162(m) of the Code by Target as an expense under applicable Law.
3.21Employee Benefit Plans.
(a)Benefit Plans.  The Target and the Acquired Corporations do not have any plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits or other benefits, whether written or unwritten, other than obligations under applicable PRC social insurance and housing schemes required in

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accordance with applicable PRC law.  With respect to applicable PRC social insurance and housing schemes, the Acquired Corporations are in compliance in all material respects with the requirements prescribed by any and all statutes, rules and regulations, and have made all material contributions and payments required to be made by the Acquired Corporation in accordance with applicable laws;
(b)Effect of Transaction.  The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target or any Acquired Corporation to severance benefits or any other payment (including without limitation unemployment compensation, golden parachute, bonus or benefits under any Target Employee Plan), except as expressly provided in this Agreement; or (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider.  No benefit payable or that may become payable by Target pursuant to any Target Employee Plan or as a result of or arising under this Agreement shall constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code.  Each Target Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Acquirer or Target other than ordinary administration expenses typically incurred in a termination event.  Target has no liability with respect to post retirement health, medical or life insurance benefits or other welfare benefits for retired, former or current employees of Target.
3.22Employee Matters.  Each of the Acquired Corporations has complied in all material respects with all Laws respecting terms and conditions of employment, including without limitation applicant and employee background checking, immigration Laws, discrimination Laws, verification of employment eligibility, employee leave Laws, classification of workers as employees and independent contractors, wage and hour Laws, and occupational safety and health Laws.  There are no proceedings pending or, to Target's Knowledge, reasonably expected or threatened, between any of the Acquired Corporations, on the one hand, and any or all of its current or former employees, on the other hand, including without limitation any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage.  There are no claims pending, or, to Target's Knowledge, reasonably expected or threatened, against any of the Acquired Corporations under any workers' compensation or long-term disability plan or policy.  None of the Acquired Corporations has any material unsatisfied obligations to any employees, former employees, or qualified beneficiaries pursuant to applicable Law governing health care coverage extension or continuation.  None of the Acquired Corporations is a party to any collective bargaining agreement or other labor union contract, nor does Target know of any activities or proceedings of any labor union to organize its employees.  Each of the Acquired Corporations is in material compliance with any requirements to provide with all wages, benefits, relocation benefits, stock options, bonuses and incentives, and all other compensation that became due and payable through the date of this Agreement.  None of the Acquired Corporations is engaged in any unfair labor practice.  There is no unfair labor practice complaint pending or, to Target's Knowledge, threatened against any of the Acquired Corporations before any other Governmental Entity.  There currently is no labor strike, slowdown, lockout or stoppage or union organization campaign, election or similar action pending or, to Target's Knowledge, threatened against or affecting any of the Acquired Corporations.
3.23Insurance.  The Acquired Corporations have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of any of the Acquired Corporations and all such insurance policies and bonds are in full force and effect.  There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.  All premiums due and payable under all such policies and bonds have been paid and each of the Acquired Corporations is otherwise in compliance with the terms of such policies and bonds.  To Target's Knowledge, there is no threatened termination of, or material premium increase with respect to, any of such policies.
3.24Compliance With Laws.  Except as specifically addressed in any other provision of this Section 3 or as set forth in the Target Disclosure Schedule, each of the Acquired Corporations has complied with, is not in violation of and has not received any notices of violation and, to Target's Knowledge, has not been under

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investigation with respect to, any Law with respect to the conduct of its business, or the ownership or operation of its business, properties and assets.
3.25Brokers' and Finders' Fee.  No broker, finder or investment banker is entitled to brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with the Transaction or this Agreement.
3.26Privacy Policies and Web Site Terms and Conditions.
(a)Definitions.  For purposes of this section:
(i)“Target Sites” means all of the Acquired Corporations' public sites on the World Wide Web.
(ii)“Privacy Statements” means, collectively, any and all of the Acquired Corporations' privacy policies published on the Target Sites or otherwise made available by Target regarding the collection, retention, use and distribution of the personally identifiable information or personal data of individuals, including, without limitation, from visitors of any of the Target Sites (“Individuals”); and
(iii)“Terms and Conditions” means any and all of the visitor terms and conditions published on the Target Sites governing Individuals' use of and access to the Target Sites.
(b)Accessibility.  A Privacy Statement is posted and is accessible to Individuals at all times on each Target Site.  Target maintains a hypertext link to a Privacy Statement from the homepage of each Target Site, and Target uses its best efforts to include a hypertext link to a Privacy Statement from every page of the Target Sites on which personal information is collected from Individuals.
(c)Contents of Privacy Statement.  The Privacy Statements are clearly written and include, at a minimum, accurate notice to Individuals about the Acquired Corporations collection, retention, use and disclosure policies and practices with respect to Individuals' personal information.  The Privacy Statements are accurate and consistent with the Terms and Conditions and Target's actual practices with respect to the collection, retention, use and disclosure of Individuals' personal information.
(d)Compliance with Privacy Statement.  The Acquired Corporations (i) comply with the Privacy Statements as applicable to any given set of personally identifiable information or personal data collected by Target from Individuals; (ii) comply with all applicable privacy Laws and regulations regarding the collection, retention, use and disclosure of personally identifiable information and personal data; and (iii) take all appropriate and industry standard measures to protect and maintain the confidential nature of the personally identifiable information and personal data provided to the Acquired Corporations by Individuals.  The Acquired Corporations have adequate technological and procedural measures in place to protect personally identifiable information and personal data collected from Individuals against loss, theft and unauthorized access or disclosure.  The Acquired Corporations do not knowingly collect information from or target children under the age of thirteen.  The Acquired Corporations do not sell, rent or otherwise make available to third parties any personally identifiable information or personal data submitted by individuals.
(e)Use of Information.  The Acquired Corporations collection, retention, use and distribution of all personally identifiable information and personal data collected by the Acquired Corporations from Individuals is governed by the Privacy Statement pursuant to which the data was collected.  Each Privacy Statement contains rules for the review, modification and deletion of personally identifiable information and personal data by the applicable Individual, and the Acquired Corporations are and have been at all times in compliance with such rules.  All versions of the Privacy Statements are attached hereto in Section 3.26 of the Target Disclosure Schedule.  Other than as constrained by the Privacy Statements and by applicable Laws, the Acquired Corporations are not restricted in their use and/or distribution of personally identifiable information and personal data collected by the Acquired Corporations.
(f)Right to Transfer.  Each of the Acquired Corporations has the full power and

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authority to transfer all rights each of the Acquired Corporations has in all Individuals' personally identifiable information and personal data in the Acquired Corporations' possession and/or control to Buyer.  The Privacy Statements expressly permit the transfer of all personally identifiable information and personal data collected from Individuals by the Acquired Corporations in accordance with the acquisition or sale of all or substantially all of the assets of the Acquired Corporations.  The Privacy Statements expressly permit the transfer of all personally identifiable information and personal data collected from Individuals by the Acquired Corporations in accordance with the acquisition or sale of all or substantially all of the assets of the Acquired Corporations.  None of the Acquired Corporations is a party to any Material Contract, or is subject to any other obligation that, following the Closing Date, would prevent Buyer and/or its affiliates from using the information governed by the Privacy Statements in a manner consistent with applicable privacy Laws and industry standards regarding the disclosure and use of information.  No claims or controversies have arisen regarding the Privacy Statements or the implementation thereof or of any of the foregoing.
3.27International Trade Matters.  Each of the Acquired Corporations is, and at all times has been, in compliance with and has not been and is not in material violation of any International Trade Law (defined below), including but not limited to, all Laws related to the import and export of commodities, software, and technology from and into the United States, and the payment of required duties and tariffs in connection with same.  Each of the Acquired Corporations has no basis to expect, nor has any of them or any other person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice, or other communication from any governmental body of any actual or potential violation or failure to comply with any International Trade Law.  “International Trade Law” shall mean U.S. statutes, laws and regulations applicable to international transactions, including, but not limited to, the Export Administration Act, the Export Administration Regulations, the FCPA, the Arms Export Control Act, the International Traffic in Arms Regulations, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the U.S. Customs laws and regulations, the Foreign Asset Control Regulations, and any regulations or orders issued thereunder.
3.28Absence of Unlawful Payments.  None of (a) the Acquired Corporations, (b), any director or officer of the Acquired Corporations, (c)  to Target's Knowledge, any stockholder of the Acquired Corporations nor, (d) to the Target's Knowledge, any employee, agent or other Person acting on behalf of the Acquired Corporations: (i) has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment; made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or violated any provision of the FCPA; or (iii) has accepted or received any unlawful contributions, payments, gifts or expenditures.
3.29Product or Service Liability.  Since Target's date of inception, there has been no claim, suit, action, proceeding or investigation by or before any Governmental Entity pending or, to Target's Knowledge, threatened against or involving any of the Acquired Corporations relating to (a) any products of or services performed by any of the Acquired Corporations and alleged to have been defective or improperly rendered or not in compliance with contractual requirements, or (b) any products or software delivered or sold by any of the Acquired Corporations which are defective or not in compliance with contractual requirements.
3.30State Takeover Laws; Charter Provisions.  Target has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable “moratorium,” “fair price,” “business combination,” “control share,” or other anti-takeover Laws.  Target has taken all action so that the entering into this Agreement and the consummation of the Transaction and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Target M&A or restrict or impair the ability of Buyer to vote, or otherwise to exercise the rights of a shareholder with respect to, the Target Equity Interests that may be directly or indirectly acquired or controlled by them.
3.31Effect of the Transaction.  No creditor, employee, consultant or customer or other Person having a material business relationship with any of the Acquired Corporations has informed any of the Acquired Corporations that such Person currently intends to change the relationship because of this Agreement or because of any of the transactions contemplated hereby, nor, to Target's Knowledge, is there any such intent.  Buyer expressly acknowledges that the immediately preceding sentence does not represent any guaranty of any such creditor's,

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employee's, consultant's, customer's or other Person's business relationship with the Target after the date hereof.
3.32Representations Complete.  None of the representations or warranties made by Target herein or in any Schedule or Exhibit hereto, including the Target Disclosure Schedule, no certificate furnished by Target pursuant to this Agreement and no agreement, report, document or written statement furnished to Buyer pursuant hereto or in connection with the transactions contemplated hereby, contain, or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.
3A.    Representations and Warranties of Target Shareholders.
Each of the Target Shareholders, severally and not jointly, represents and warrants to Buyer that the statements contained in this Section 3A are true and correct as applied solely to such Target Shareholder.
3A.1    Ownership and Status of Target Equity Interests. As of the date of this Agreement and as of the Closing, such Target Shareholder is the record and beneficial owner of the number of Target Equity Interests set forth opposite such Target Shareholder's name on Schedule 1, free and clear of all Liens.
3A.2    Power; Approval of the Transaction.
(a)    Such Target Shareholder has the full power, legal capacity and authority to execute and deliver this Agreement and each other document contemplated hereby to which such Target Shareholder is a party and to perform such Target Shareholder's obligations in this Agreement and in all other documents contemplated hereby to which such Target Shareholder is a party.
(b)    This Agreement has been duly executed and delivered by such Target Shareholder and constitutes the valid and binding obligation of such Target Shareholder enforceable against such Target Shareholder in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors' rights generally, and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement by such Target Shareholder does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (a) any provision of the constitutional documents of the Target or any of the Target Subsidiaries, as amended; or (b) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license or Law applicable to any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to such Target Shareholder in connection with the execution and delivery of this Agreement or the consummation of the Transaction contemplated hereby, except for (a) filings required under Regulation D of the Securities Act of 1933; (b) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities Laws and the securities Laws of any foreign country; and (c) such filings as may be required under the anti-trust laws of any foreign country.
(c)    Such Target Shareholder, acting in each capacity in which he, she or it is entitled, by reason of Target M&A or the British Virgin Islands laws or for any other reason, to vote to approve or disapprove the consummation of the Transaction, has voted all Target Equity Interests owned by him, her or it and entitled to a vote or votes on that matter, in any one or more of the manners prescribed or permitted by Target M&A or the British Virgin Islands laws, whichever are controlling, to approve and adopt this Agreement and to approve the Transaction and the other transactions contemplated by this Agreement or by any of the other documents contemplated hereby.
3A.3    No Conflicts or Litigation. Such Target Shareholder's execution, delivery and performance in accordance with their respective terms of this Agreement and the other documents contemplated hereby to which the such Target Shareholder is a party do not and will not: (i) violate or conflict with any law, ordinance, rule or regulation; (ii) breach or constitute a default under any agreement or instrument to which such Target Shareholder is a party or by which such Target Shareholder or any Target Equity Interest such Target Shareholder owns is bound or

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affected; or (iii) result in the creation or imposition of, or afford any person the right to obtain, any Lien upon the Target Equity Interest that such Target Shareholder owns (or upon any revenues, income or profits of the such Target Shareholder therefrom). No action, suit, proceeding, claim, arbitration or investigation is pending, or, to the knowledge of the such Target Shareholder, threatened, to which such Target Shareholder is or may become a party which: (i) questions or involves the validity or enforceability of any of such Target Shareholder's obligations under this Agreement or any other document contemplated hereby; or (ii) seeks (or reasonably may be expected to seek): (A) to prevent or delay the consummation by such Target Shareholder of the transactions contemplated by this Agreement; or (B) damages in connection with any such consummation.
3A.4    Preemptive and Other Rights; Waiver. Such Target Shareholder either: (i) does not own or otherwise have any statutory or contractual preemptive or other right of any kind (including, without limitation, any right of first offer or refusal) to acquire any Target Equity Interest; or (ii) hereby irrevocably waives each right of that type that such Target Shareholder does own or otherwise has.
3A.5    Compliance. During the previous five (5) years, such Target Shareholder has not been (i) subject to voluntary or involuntary petition under any applicable bankruptcy laws or any applicable insolvency law or the appointment of a manager, receiver, or similar officer by a court for his business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offences); (iii) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by any regulatory organization to have violated any applicable securities, commodities or unfair trade practices law whatsoever, which such judgment or finding has not been subsequently reversed, suspended, or vacated.
4.Representations and Warranties of Buyer.
Buyer represent and warrant to Target and the Target Shareholders that the statements contained in this section are true and correct:
4.1Organization, Standing and Power.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Bailiwick of Jersey.  Buyer has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on Buyer.  Buyer has delivered a true and correct copy of the Articles of Association, the Certificate of Incorporation and Bylaws (the “Buyer Charter Documents”), as applicable, of Buyer, each as amended to date, to Target and the Target Shareholders.  Buyer is not in violation of any of the provisions of its Buyer Charter Documents.
4.2Authority.  Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer.  This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligations of Buyer enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under (a) any provision of the Buyer Charter Documents; or (b) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license or Law applicable to Buyer or any of its Subsidiaries or their properties or assets, except for in the case of clause (b) such conflicts, violations, defaults, rights of termination, cancellation or acceleration as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer.  No consent, approval, order or

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authorization of or registration, declaration or filing with any Governmental Entity is required by or with respect to Buyer or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby, except for (a)  filings required under Regulation D of the Securities Act following the Closing Date; (b) applicable disclosure as may be required by the SEC; (c) such filings as may be required under applicable state securities Laws; (d) such filings as may be required under foreign antitrust laws; and (e) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect on Buyer and could not prevent, materially alter or delay any of the transactions contemplated by this Agreement.
4.3SEC Filings; Financial Statements.  Buyer has timely filed each report, schedule, form, statement and other document required to be filed with the SEC since January 28, 2008 (such documents, together with any documents filed during such period by Buyer with the SEC on a voluntary basis on Current Reports on Form 6-K, the “Buyer SEC Reports”). As of their respective filing dates (or, if amended or superseded by a filing prior to the Signing Date, then on the date of such filing), the Buyer SEC Reports complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, “SOX”) applicable to such Buyer SEC Reports, and none of the Buyer SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. The financial statement (including the related notes and schedules) of Buyer included in, or incorporated by reference into, the Buyer SEC Reports (the “Buyer SEC Financial Statements”) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, the consolidated financial position of Buyer as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to year-end audit adjustments and the absence of footnotes.
4.4Issuance of Shares.  The issuance and delivery of any Buyer Shares as Upfront Share/Cash Consideration, First Tranche Contingent Consideration or Second Tranche Contingent Consideration in accordance with this Agreement shall be duly authorized by all necessary corporate action on the part of Buyer, and, when issued, such shares of Buyer Shares will be duly and validly issued, fully paid and nonassessable.  Such Buyer Shares, when so issued and delivered in accordance with the provisions of this Agreement, shall be free and clear of all liens and encumbrances and adverse claims, other than restrictions on transfer created by applicable securities Laws and will not have been issued in violation of their respective properties or any preemptive rights or rights of first refusal or similar rights.
4.5Availability of Funds.  Buyer has sufficient funds available to it to pay the Upfront Consideration, the First Tranche Contingent Consideration, the Second Tranche Contingent Consideration and the capital contributions required pursuant to Section 5.10, in each case when due in accordance with the terms of this Agreement and to enable Buyer to perform all its obligations under this Agreement. Buyer knows of no circumstance or condition that could reasonably be expected to prevent the availability of such funds when due.
4.6Undisclosed Liabilities.  Except as to liabilities which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on Buyer, neither Buyer nor Merger Sub has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due) which is material to the business, results of operations or financial condition of Buyer and Merger Sub, taken as a whole, except for (a) liabilities shown on the Buyer Financial Statements, (b) liabilities which have arisen since the date of the Buyer Financial Statements in the ordinary course of business and (c) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet.
4.7Litigation.  There is no Litigation pending or, to Buyer's Knowledge, threatened, against Buyer except as disclosed in the Buyer SEC Reports, and Buyer has not received notice that it is subject to any outstanding order, writ, judgment, induction or decrees of any Governmental Entity that would, individually or in the aggregate, reasonably be expected to prevent or materially delay Buyer's or Merger Sub's ability to consummate the transactions

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contemplated by this Agreement.
4.8Acknowledgement of Disclaimer of Other Representations and Warranties.  Buyer acknowledges and agrees that, except for the representations and warranties set forth in this Agreement (a) Seller has not made any representation or warranty relating to itself, any of the other Acquired Corporations or their respective businesses or otherwise in connection with the Transaction and Buyer is not relying on any representation or warranty except for those expressly set forth in this Agreement, (b) no person has been authorized by Seller to make any representation or warranty relating to itself, any of the other Acquired Corporations or their respective businesses or otherwise in connection with the Transaction and if made, such representation or warranty must not be relied upon by Buyer as having been authorized by Seller, and (c) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Buyer or any of its representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of any express representation or warranty set forth in Section 3 of this Agreement.
4.9Representations Complete.  None of the representations or warranties made by Buyer herein or in any Schedule or Exhibit hereto, no certificate furnished by Buyer pursuant to this Agreement and no agreement, report, document or written statement furnished to Target pursuant hereto or in connection with the transactions contemplated hereby, contain, or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.
5.Additional Agreements.
5.1Effect of Knowledge.  No information or Knowledge obtained in any investigation or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction or the rights of parties to indemnification pursuant to this Agreement.  The waiver of any condition based on the accuracy of any warranty or representation, or on the performance of or compliance with any covenant or agreements, will not affect the right to indemnification or any other remedy based on such warranties, representations, covenants and agreements.
5.2Confidentiality. Target and the Target Shareholders covenant and agree that, from and at all times after the Closing, all confidential and/or proprietary information relating to Target, including any trade secrets, will be held in strict confidence by Target and the Target Shareholders, and will not be disclosed by Target and the Target Shareholders (other than to their accountants and legal counsels, in each case only where such persons or entities are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 5.2), except to the extent such information (a) is or becomes a matter of public knowledge through no fault of Target and the Target Shareholders, (b) is disclosed by Buyer or its Affiliates to a third party without a duty of confidentiality on the part of such third party, (c) is required to be disclosed in compliance with any applicable Laws or the requirements of the SEC or other competent Governmental Entities, (d) to a third party to the extent (and only to the extent) required in order to obtain the consent of such third party (including Target Shareholders consent pursuant to Section 6.1(a) where the consent of such third party is required to consummate the transactions contemplated by this Agreement and the transactions contemplated hereby), or (e) is disclosed by Target and the Target Shareholders, including their directors, officers, employees, affiliates or any investment banker, attorney or other advisor or representative retained by it, in each case with Buyer's prior written consent.
5.3Public Disclosure.  Without the prior written approval of Buyer, neither Target nor the Shareholders' Agent shall, and Target shall cause members of the Management Team not to individually, issue any press release or otherwise make any public statement or make any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure, except as may be required by Law.  After the Closing Date, Buyer may make any press release or other public announcement concerning the transactions contemplated by this Agreement; provided, that Buyer provides the Shareholders' Agent with a reasonable opportunity to review upon any such press release prior to making it.

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5.4Filings.  Each party shall use all reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Entity with respect to the Transaction and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Entity.
5.5 Target Employees. On or before the Effective Time, the Target shall procure that each of the employees and/or consultants of the Target and the Acquired Corporations listed on SCHEDULE F-1 shall have executed and delivered to Target the acknowledgement in the form attached hereto as EXHIBIT F.
5.6Blue Sky Laws.  Buyer shall take such steps as may be necessary to comply with the securities and blue sky Laws of all jurisdictions applicable to the issuance of the Buyer Shares in connection with the Transaction.  Target and the Target Shareholders shall use its commercially reasonable efforts to assist Buyer to comply with the securities and blue sky Laws of all jurisdictions applicable to the issuance of Buyer Shares in connection with the Transaction.
5.7Escrow Agreement.  On or before the Effective Time, Buyer, Escrow Agent and the Shareholders' Agent will execute the Escrow Agreement in substantially the form attached as EXHIBIT A (“Escrow Agreement”).
5.8Nonaccredited Stockholders.  Prior to the Closing Date, Target shall not take any action, including the granting of employee stock options, that would (i) cause the number of Target stockholders who are not “accredited investors” pursuant to Regulation D promulgated under the Securities Act to increase to more than 35 during the term of this Agreement., or (ii) result in the issuance of Target capital stock or other Target securities to any PRC resident.  Notwithstanding any other provision of this Agreement, to the extent that the number of holders of Target Equity Interests who are not “accredited investors” exceeds 35 at the Closing Date, Buyer in its sole discretion may unilaterally exclude that number of Target Shareholders from receipt of any Buyer Shares that constitute a part of the Upfront Share/Cash Consideration necessary to remain at no more than 35 Target Shareholders who are not “accredited investors” and Target and the Target Warrantors shall indemnify in full Buyer for any liability and attorneys' fees and expenses resulting from the exclusion of such Target stockholders, without regard to any limits on indemnification found in any other clause of this Agreement.
5.9Employees.  Target and the Target Shareholders will use commercially reasonable efforts in consultation with Buyer to retain existing employees of Target and its Subsidiaries through the Closing Date and following the Transaction.  Target shall use its reasonable efforts to cause each person set forth in Schedule 6.2(n) to execute a Non-Competition Agreement in substantially the form set forth as EXHIBIT D (the “Non-Competition Agreements”).
5.10Conduct prior to Closing; Post-Closing Working Capital.
(a)Each Party agrees to use reasonable best efforts to consummate the Transaction and satisfy the conditions set forth in Section 6 hereof prior to October 22, 2011.  Target agrees to operate its business and affairs in the ordinary course of business consistent with past practice until consummation of the Transaction.
(b)Buyer and the Management Team agree to use commercially reasonable efforts to (1) adopt a mutually agreeable business plan for the Target Business for the fiscal year ending March 31, 2012 (which shall initially be proposed by the Management Team subject to Buyer's review and input) (as may be amended from time to time by mutual agreement of Buyer and the Management Team, the “Initial Target Business Plan”); (2) appoint a financial controller for the Target Business acceptable to Buyer; and (3) implement appropriate corporate governance and financial controls for the Target Business that comply with regulatory, accounting and listing requirements and which are mutually agreed by the Buyer and the Target (the obligations set out in (1), (2) and (3), the “Funding Requirements”), with the parties to act in good faith with the mutual intent of completing the Funding Requirements within thirty (30) days following the Closing. Within ten (10) Business Days of the date of completion of the Funding Requirements, Buyer will provide $5,000,000 to Target for use as working capital for the Target Business for the fiscal year ending March 31, 2012 (the “Initial Capital Contribution”) in accordance with the terms of the Initial Target

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Business Plan.
(c)Buyer and the Management Team agree to use commercially reasonable efforts to adopt a mutually agreeable business plan for the Target Business for the fiscal year ending March 31, 2013 (which shall initially be proposed by the Management Team subject to Buyer's review and input) (as may be amended from time to time by mutual agreement of Buyer and the Management Team, the “Second Target Business Plan”), with the parties to act in good faith with the mutual intent of finalizing the Second Target Business Plan no later than March 31, 2012. Within ten (10) Business Days of the adoption of the Second Target Business Plan, Buyer will provide a minimum of $8,000,000 to Target for use as working capital for the Target Business for the fiscal year ending March 31, 2013 (the “Second Capital Contribution”) in accordance with the terms of the Second Target Business Plan.
(d)In accordance with the terms of the Initial Target Business Plan and the Second Target Business Plan, the Management Team shall deliver a written funding request at least 45 days prior to the beginning of each financial quarter during the Contingent Consideration Period specifying the dollar amount of working capital required by the Target Business to operate during such upcoming financial quarter in accordance with the Initial Target Business Plan or the Second Target Business Plan (as the case may be). Any decision to authorize funding for working capital requested by the Management Team pursuant to this Section 5.10(c) or otherwise shall be reviewed and evaluated by the Buyer in its sole discretion pursuant to the budget approval process for all business units of the Buyer.
5.11Target Capitalization Table. Each of the Target Shareholders hereby confirm that (i) the attached capitalization table in Schedule 1A is true and correct as of the date of this Agreement and as of the date of Closing, and each of the Target Shareholders waive any claim that any of them may have with respect to the inaccuracy of the attached capitalization tables or additional issuance by Target of any securities within its share capital.
5.12Trademarks.
(a)Promptly following the date of this Agreement, the Company shall cause Beijing Ydon to register the logos “Casee” and/or “架Ü势Æ” with the PRC Trademark Authority in the name of the WFOE.
(b)The Target and the Management Team shall procure that Beijing Jiu Ai Wu Xian Technology Co., Ltd. and Beijing Ydon assign one hundred percent (100%) of their respective right, title and interest in the trademarks “驿ä动¯” and “久Ã爱®” to the WFOE.
(c)Promptly following the Closing, the Buyer at its election shall procure that the “Casee” and/or “架Ü势Æ” trademarks are registered with the relevant trademark authorities in the PRC and worldwide, and to the extent that the Buyer deems registration of such trademarks to be advisable, the Management Team shall provide all necessary assistance to the Buyer with respect to effecting the registration of such trademarks.
5.13Post-Closing Restructuring. Within six (6) months following notification by the Buyer to the Shareholders' Agent that Buyer has selected one or more qualified designees (the “Buyer Designees”) to acquire one hundred percent (100%) of the equity interest in Beijing Ydon and Casee Advertising, the Target, Shareholders' Agent, Beijing Ydon, Casee Advertising shall complete the Plan of Restructuring, including without limitation: (i) completion of the transfer by Xin Liang and Na Wang of their respective equity interest in Beijing Ydon and Casee Advertising to the Buyer Designees, (ii) execution and delivery by the WFOE, Beijing Ydon and the Buyer Designees of the Control Documents (as defined in the Plan of Restructuring), and (iii) submission of the Equity Pledge Agreement for registration with the appropriate PRC Governmental Authorities, and the Shareholders' Agent shall provide (or cause Xin Liang and Na Wang to provide) documentary evidence of the foregoing to the Buyer. Each of the parties hereto shall, insofar as it is legally able to do so, use its commercially reasonable efforts, and shall cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, reasonably appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Plan of Restructuring and the other transactions contemplated by this Section 5.13. Each party hereto, at the reasonable request of the other party hereto, shall, insofar as it is legally able to do so, execute and deliver such other instruments and do and perform such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of the Plan of Restructuring and the other transactions contemplated by this Section 5.13.

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5.14Termination.  In the event that Target does not deliver to Buyer (i) consents from Target's Shareholders satisfying the condition set forth in Section 6.2(d) hereof by 10:00 a.m. PDT on or prior to the date that is thirty (30) days following the date of this Agreement, then Buyer in its sole and absolute discretion may terminate this agreement upon written notice to the Target and the Parties shall have no further obligations thereafter with respect to the subject matter hereof.
6.Conditions to the Transaction.
6.1Conditions to Obligations of Each Party to Effect the Transaction.  The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:
(a)No Litigation, Injunctions or Restraints; Illegality.  There shall not be pending any legal proceeding: (i) challenging or seeking to restrain or prohibit the consummation of the Transaction or any of the other transactions contemplated by this Agreement; (ii) relating to the Transaction and seeking to obtain from Buyer or any of its Subsidiaries, or any of the Acquired Corporations, any damages or other relief; (iii) seeking to prohibit or limit in any material respect Buyer's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to any of Target Ordinary Shares; or (iv) which would affect adversely the right of Buyer or Target to own the assets or operate the business of the Acquired Corporations.  There shall be not be any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition in effect, seeking to prevent or preventing the consummation of the Transaction, nor shall there be any action taken, or any Law enacted, entered, enforced or deemed applicable to the Transaction, which makes the consummation of the Transaction illegal.
6.2Additional Conditions to the Obligations of Buyer.  The obligations of Buyer to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by Buyer:
(a)Representations, Warranties and Covenants.  Each of the representations and warranties of Target in Section 3 and of the Target Shareholders in Section 3A shall be true and correct at the date of this Agreement and at the Closing Date.
(b)Performance of Obligations.  Target and the Target Shareholders shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it or them as of the Closing.
(c)Target Board and Shareholder Consents.     (i) The board of directors of Target and each of its Subsidiaries shall have approved the Transaction and the transactions contemplated hereby, and (ii) each of the Target Shareholders shall have approved the Transaction and the transactions contemplated hereby and thereby. The Buyer (or their legal counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.
(d)Certificate of Officers.  Buyer shall have received a certificate executed on behalf of Target by the chief executive officer and chief financial officer of Target certifying that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.
(e)Third Party Consents.  The consents listed on Schedule 6.2(d) shall have been obtained and shall be in full force and effect.
(f)Escrow Agreement.  Buyer, Target, the Escrow Agent and the Shareholders' Agent shall have entered into the Escrow Agreement.
(g)Investor Representation Statement; Number of Shareholders.  Each of the Target Shareholders shall have executed and delivered to Buyer an Investor Representation Statement and each such Investor

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Representation Statement shall be in full force and effect, and there shall be no more than thirty-five (35) Target Shareholders who are both: (i) U.S. persons as defined under Regulation S under the Securities Act (a “U.S. Person”); and (ii) not “accredited investors” as defined in Rule 501 under the Securities Act.
(h)Purchaser Representative.  There shall be a Purchaser Representative, as defined in Regulation D under the Securities Act, reasonably satisfactory to Buyer, representing each holder of Target Equity Interests who is a U.S. Person and not an “accredited investor” as defined in Rule 501 under the Securities Act, and such Purchaser Representative shall have executed and delivered documentation reasonably satisfactory to Buyer and have acted in accordance with said agreement.
(i)Director's Certificate.  A Director of Target shall deliver to Buyer at Closing a certificate (i) certifying the Target M&A, (ii) certifying the register of members of Target and attaché the register of members as certified by Target's registered agent, (iii) certifying resolutions of the Board of Directors of Target and (iv) certifying the Target Shareholders evidencing approval of this Agreement and the Transaction.
(j)FIRPTA Certificate.  Target shall deliver a FIRPTA Certificate, dated no more than 30 days prior to the date of Closing and signed by a responsible corporate officer of Target, certifying that Target is not, and has not been at any time during the five years preceding the date of such certification, a United States real property holding company, as defined in Section 897(c)(2) of the Code, and (B) proof reasonably satisfactory to Buyer that Target has provided notice of such certification to the IRS in accordance with the provisions of Treasury regulations Section 1.897-2(h)(2).
(k)Good Standing Certificates.  Target shall deliver a certificate from the British Virgin Islands Registrar of Companies as to the good standing of the Corporation, as of a recent date (but no earlier than the third Business Day) prior to the Closing.
(l)Opinion.  British Virgin Islands counsel for Target shall have delivered to Buyer an opinion substantially in the form attached hereto as EXHIBIT E.
(m)Employee Acknowledgement.  Target shall have obtained executed acknowledgments substantially in the form attached hereto as EXHIBIT F from each of the employees and/or consultants of the Target and the Acquired Corporations listed on SCHEDULE F-1 regarding the compensation and benefits (including without limitation salary, bonuses, and any other form of incentive compensation (including cash or equity incentives) to which such employees and/or consultants are entitled as of the Closing.
(n)Employees; Non-Competition Agreement.
(i)Each of the employees of Target and its Subsidiaries listed on Schedule 6.2(n) (collectively “Key Employees” each a “Key Employee”) shall continue to be employees by Target and/or its Subsidiaries, and none of the Key Employees shall have delivered notice (oral or in writing) of its intention to terminate such Key Employees employment with Target and/or its Subsidiaries.
(ii)Each of the employees of Target and its Subsidiaries listed on Schedule 6.2(n) (collectively “Key Employees” each a “Key Employee”) shall have entered into an employment agreement with the WFOE in the PRC that includes a two (2) year non competition agreements (with non-solicitation and non-hiring provisions included therein) substantially in the form attached hereto as Exhibit D.
(o)Material Adverse Effect. Since the date of this Agreement, no event, circumstance or change shall have occurred that, individually or in the aggregate with one or more other events, circumstances or changes, have had or reasonably could be expected to have a Material Adverse Effect on Target and its Subsidiaries, taken as a whole.
(p)Adverse Change in Financial Condition. Since the date of this Agreement, no event, circumstance or change shall have occurred that, individually or in the aggregate with one or more other events, circumstances or changes, have had or reasonably could be expected to have an adverse change on the balance sheet

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of Target (on a consolidated basis), including without limitation cash distributions, dividends, a material decrease in the net assets of Target or a material increase in the net liabilities of Target, other than changes in the ordinary course of business.
(q)No Outstanding Securities. There shall be no outstanding securities, warrants, options, commitments or agreements of the Target immediately prior to the Closing that purports to obligate the Target to issue any shares or any other securities of the Target under any circumstances.
(r)Registration of Office Lease Agreements. The office lease agreements for Beijing Ydon, Casee Advertising and Casee Beijing shall have been filed with the Beijing Municipal Construction Committee.
(s)Counterpart Signature Pages of Target Shareholders. Each Target Shareholder that did not execute this Agreement on the date of this Agreement shall have become a party to this Agreement as “Target Shareholders” by executing and delivering a counterpart signature page hereto to the other parties.
6.3Additional Conditions to Obligations of Target and Target Shareholders.  The obligations of Target and Target Shareholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, by Target and the Majority Target Shareholders:
(a)Representations, Warranties and Covenants.  The representations and warranties of Buyer in this Agreement shall be true and correct at the date of this Agreement and at the Closing Date.
(b)Performance of Obligations.  Buyer shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.
(c)Certificate of Officers.  Target shall have received a certificate executed on behalf of Buyer by the chief executive officer or chief financial officer of Buyer certifying that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.
(d)Escrow Agreement.  Buyer and the Escrow Agent shall have entered into the Escrow Agreement.
7.Escrow and Indemnification.
7.1Escrow Fund. Escrow Agent shall create and hold separate an escrow fund to be available to compensate Buyer pursuant to the indemnification obligations of the Target Shareholders (the “Escrow Fund”).  The sole contributions by the Target Shareholders to the Escrow Fund shall be the Escrow Amount.
7.2Indemnification.
(a)Survival of Warranties.  All representations and warranties of the parties contained in this Agreement or in any certificate delivered by a party pursuant to this Agreement shall (a) survive the Closing, notwithstanding any investigation made by or on behalf of any party hereto, and (b) be deemed to be made as of the date hereof and as of the Closing Date (except to the extent that a representation or warranty expressly states that such representation or warranty is as of a certain date) in each case, subject to the limitations set forth in this section.  The representations and warranties contained in or made pursuant to this Agreement shall terminate on, and no claim or action with respect thereto may be brought after, the date that is twenty-four (24) months after the Closing Date (the “Termination Date”); provided, that the representations and warranties under Section 3.24 shall survive for twenty-four (24) months after the Closing Date, and the representations and warranties under Sections 3.1, 3.2, 3.5, 3.18, 3.20, 3.25, 4.1 and 4.2 (together with the representation and warranty in Section 3.24, the “Fundamental Representations”) shall survive indefinitely.  Except as otherwise expressly provided herein, the covenants and agreements contained in this Agreement shall survive the execution and delivery hereof and the consummation of the Transaction and expire

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on the Termination Date; provided, however, the covenants and obligations of Buyer in this Agreement pertaining to the payment of the Contingent Consideration shall not expire until the Contingent Consideration is paid or the Target Shareholders are no longer entitled to the Contingent Consideration under the terms of this Agreement.  Notwithstanding any other provision of this Agreement, if any claim for Damages is asserted by any Buyer Indemnified Person or Target Indemnified Person prior to the termination of the representation, warranty or indemnification obligation pursuant to this section, the indemnification obligations set forth in this section shall continue with respect to such claim until the resolution thereof.
(b)Indemnification by Target Shareholders.
(i)Subject to the limitations set forth in this section, the Target Shareholders (each an “Indemnifying Party”) will, severally and not jointly (in accordance with their respective Pro Rata Portions), indemnify and hold harmless Buyer and its officers, directors, agents, representatives, attorneys and employees, and each person, if any, who controls or may control Buyer within the meaning of the Securities Act (individually a “Buyer Indemnified Person” and collectively the “Buyer Indemnified Persons”) from and against any Damages based upon, arising out of, or otherwise in respect of or which may be incurred by virtue of or result from:
(1)the inaccuracy in or breach of any representation or warranty made by Target in this Agreement (including all schedules and exhibits hereto), or in any certificate delivered by Target hereunder; or
(2)any non-fulfilment or breach of any covenant or agreement made by Target in this Agreement (including all schedules and exhibits hereto), or in any certificate delivered by Target hereunder.
(3)any claim of any nature by any of the Target's Shareholders, or any party purporting to own an equity interest or an option, warrant, convertible security or other contractual right (either oral or in writing) entitling such party to acquire an equity interest in the Target or any Acquired Corporation, arising out of or in connection with this Agreement, the Transaction (other than claims for payments under Section 2 of this Agreement);
(4)any liability for (A) any Tax imposed on Target with respect to any Tax period prior to the Effective Time, (B) any Tax of any other Person for periods ending on or before the Effective Time imposed upon Target as a result of Target being included prior to the Effective Time in a combined, consolidated or unitary Tax group under Treasury Regulation Section 1.1502-6 (or any similar provision of any other applicable Law) or, as a transferee or successor, by agreement or otherwise or (C) any transfer or gains Tax, sales Tax, use Tax, stamp Tax, stock transfer Tax, or other similar Tax imposed on the transactions contemplated by this Agreement;
(5)enforcing the indemnification rights provided for hereunder;
(6)any liability arising from Beijing Ydon conducting its business without any ICP license;
(7)any liability arising from the failure of any Group Company to fully contribute to the mandatory social welfare and housing funds in compliance with applicable PRC Law; or
(8)any liability arising from the use of the trademarks “驿ä动¯” and “久Ã爱®” that are jointly owned by Beijing Ydon and Beijing Jiu Ai Wu Xian Technology Co., Ltd.
In connection with any exercise by any Acquired Indemnified Person of its rights hereunder, it shall be entitled to make all claims for indemnification through, and deal exclusively with, the Shareholders' Agent
(ii)Subject to the limitations set forth in this section and without limitation to the indemnity in Section 7.2(b)(i), each Target Shareholder will indemnify and hold harmless the Buyer Indemnified Persons from and against any Damages based upon, arising out of, or otherwise in respect of or which may be incurred

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by virtue of or result from: (1) the inaccuracy in or breach of any representation or warranty made by such Target Shareholder; or (2) any non-fulfilment or breach of any covenant or agreement made by such Target Shareholder in this Agreement ((1) and (2) collectively, “Individual Shareholder Breaches”).
(c)Indemnification by Buyer. Subject to the limitations set forth in this section, Buyer (also an “Indemnifying Party”) will indemnify and hold harmless the Target Shareholders and their respective successors and assigns (individually a “Seller Indemnified Person” and collectively the “Seller Indemnified Persons”) from and against any Damages based upon, arising out of, or otherwise in respect of or which may be incurred by virtue of or result from: (i) the inaccuracy in or breach of any representation or warranty made by Buyer in this Agreement (including all schedules and exhibits hereto) or in any certificate delivered by Buyer hereunder; or (ii) any non-fulfilment or breach of any covenant or agreement made by Buyer in this Agreement (including all schedules and exhibits hereto).
(d)Limitations.  No claim for any Damages asserted under Section 7.2(b) or Section 7.2(c) shall be made by a Buyer Indemnified Person or Seller Indemnified Person until the aggregate amount of all Damages with respect to such claims exceeds $75,000 (the “Limitation”), in which event, subject to this Section 7.2(d), such Buyer Indemnified Person or Seller Indemnified Person shall be permitted to make claims for the entire amount of such Damages. Subject to the last sentence of this paragraph, no Indemnifying Party shall be liable for Damages in excess of (i) other than with respect to the Fundamental Representations, twenty-five percent (25%) of the sum of (x) his, her or its Pro Rata Portion of the Escrow and (y) his, her or its Pro Rata Portion of the Contingent Consideration actually received, or (ii) with respect to the Fundamental Representations or any claims based on a finding of fraud, intentional misrepresentation or intentional breachone hundred percent (100%) of the sum of (x) his, her or its Pro Rata Portion of the Escrow, (y) his, her or its Pro Rata Portion of the Upfront Consideration actually received and (z) his, her or its Pro Rata Portion of the Contingent Consideration actually received (the amount in (i) and (ii), the “Indemnity Limitation”); provided, however, that in the case of claims involving fraud, intentional misrepresentation or intentional breach committed by an Indemnifying Party or of which an Indemnifying Party has actual knowledge, then such Indemnifying Party's liability with respect to such claim shall be unlimited.
(e)Nothing in this Agreement shall limit the liability in amount or otherwise of any Indemnifying Party with respect to fraud, criminal activity or intentional breach of any covenant contained in this Agreement.  The right to indemnification or any other remedy based on representations, warranties, covenants and agreements in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement
(f)No Liability for Other's Individual Shareholder Breach. No Target Shareholder shall have any liability under this Section 7 with respect to any Individual Shareholder Breach by any other Target Shareholder.
(g)Priority.  In addition to the Indemnity Limitations as provided in Section 7.2(d), any indemnification obligations of the Target Shareholders hereunder shall be satisfied (i) first, from the Escrow Fund, (ii) second, from the Contingent Consideration, (iii) third, from the Upfront Consideration but only to the extent permitted under Section 7.2(d)(ii), and (iii) fourth, and solely in the case of claims involving fraud, intentional misrepresentation or intentional breach committed by an Indemnifying Party or of which an Indemnifying Party has actual knowledge, the personal assets of such Target Shareholder; provided, however, that Buyer shall have recourse to the personal assets of a Target Shareholder other than the Upfront Consideration only to the extent that the Damages arise from fraud by such Target Shareholder or the failure by such Target Shareholder to deliver to Buyer valid title to the Target Equity Interest free and clear of all Liens.
(h)Third Party Claims.  In the event of the assertion or commencement by any person of any claim or proceeding (whether against any Buyer Indemnified Person, Seller Indemnified Person, or any other Person) with respect to which an Indemnifying Party may become obligated to indemnify, hold harmless, compensate or reimburse any Buyer Indemnified Person or Seller Indemnified Person pursuant to this section, the Buyer Indemnified Person or Seller Indemnified Person, as applicable, shall have the right, at its election, to proceed with the defense of

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such claim or proceeding on its own with counsel reasonably satisfactory to the Indemnifying Party.  If the Buyer Indemnified Person or Seller Indemnified Person so proceeds with the defense of any such claim or proceeding:
(i)subject to the other provisions of this section, all reasonable expenses relating to the defense of such claim or proceeding shall be borne and paid exclusively by the Indemnifying Party;
(i)the Indemnifying Party shall make available to the Buyer Indemnified Person or Seller Indemnified Person any documents and materials in their possession or control that may be necessary to the defense of such claim or proceeding;
(ii)the Buyer Indemnified Person shall keep the Indemnifying Party informed of all material developments and events relating to such claim or proceeding; and
(iii)the Buyer Indemnified Person or Seller Indemnified Person shall have the right to settle, adjust or compromise such claim or proceeding; provided, that if the Buyer Indemnified Person or Seller Indemnified Person settles, adjusts or compromises any such claim or proceeding without the consent of the Indemnifying Party, such settlement, adjustment or compromise shall not be conclusive evidence of the amount, or existence, of Damages for which the Buyer Indemnified Person or Seller Indemnified Person may be indemnified in connection with such claim or proceeding (it being understood that if the Buyer Indemnified Person or Seller Indemnified Person requests that the indemnifying party consents to a settlement, adjustment or compromise, the Indemnifying Party shall not unreasonably withhold or delay such consent).
(i)Notice and Procedures. The Buyer Indemnified Person or Seller Indemnified Person shall give the Indemnifying Party prompt written notice of the commencement of any such proceeding against such Buyer Indemnified Person or Seller Indemnified Person; provided, that any failure on the part of the Buyer Indemnified Person or Seller Indemnified Person to so notify the Indemnifying Party shall not limit any of the obligations of the Indemnifying Party under this section (except to the extent such failure materially prejudices the defense of such proceeding).  If the Buyer Indemnified Person or Seller Indemnified Person does not elect to proceed with the defense of any such claim or proceeding, the Indemnifying Party may proceed with the defense of such claim or proceeding with counsel reasonably satisfactory to the Buyer Indemnified Person or Seller Indemnified Person; provided, however, that the Indemnifying Party may not settle, adjust or compromise any such claim or proceeding without the prior written consent of the Buyer Indemnified Person (which consent may not be unreasonably withheld or delayed).
7.3Escrow Period; Release From Escrow.
(a)Termination of Escrow.  The Escrow Period shall terminate upon the expiration of twelve (12) months after the Effective Time; provided, that a portion of the Escrow Fund that, in the reasonable judgment of Buyer subject to the objection of the Shareholders' Agent and the subsequent arbitration of the matter in the manner provided in Section 7.6 hereto, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate (as defined below) delivered to the Escrow Agent prior to termination of the Escrow Period shall remain in the Escrow Fund until such claims have been resolved.
(b)Release.  Within three Business Days after the Termination Date (the “Release Date”), the Escrow Agent shall release from escrow to the Target Shareholders their respective Pro Rata Portions of the cash then remaining in the Escrow Fund after deducting all amounts paid to Buyer for indemnification pursuant to this section and all amounts to be held in the Escrow Fund beyond the end of the Escrow Period pursuant to Section 7.3(a).  Any portion of the Escrow Fund held as a result of Section 7.3(a) shall be released to the Target Shareholders or released to Buyer (as appropriate) promptly upon resolution of each specific indemnification claim involved.
7.4Claims Upon Escrow Fund and Contingent Consideration.  Upon receipt by the Escrow Agent and the Shareholders' Agent on or before the Termination Date of an Officer's Certificate stating that Damages exist with respect to the indemnification obligations of the applicable Indemnifying Party set forth in Section 7.2, and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty, covenant or claim to which such item is related, the Escrow Agent shall, subject to the provisions of this section, deliver to Buyer

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out of the Escrow Fund, as promptly as practicable, the cash in the Escrow Fund having a value equal to such Damages, or the Buyer shall, subject to the limitations set forth in Section 7.2(d), offset against the Contingent Consideration (in accordance with the Target Shareholders' respective Pro Rata Portions) the amount of such Damages (as applicable).
7.5Objections to Claims.
(a)Written Notice.  At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent.  For a period of 30 days after such delivery, the Escrow Agent shall make no delivery of Buyer Shares or other property pursuant to Section 7.4 hereof, and Buyer shall not be permitted to offset any Damages against the Contingent Consideration, unless Escrow Agent or Buyer (as the case may be) shall have received written authorization from the Shareholders' Agent to make such delivery or make such offset. After the expiration of such 30-day period, the Escrow Agent shall make delivery of the Buyer Shares or other property or the Buyer may offset the Damages set forth in the Officer's Certificate in accordance with Section 7.4 hereof, provided that no such payment or delivery or offset may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Buyer prior to the expiration of such 30 day period.
(b)Negotiation and Resolution.  In case the Shareholders' Agent shall so object in writing to any claim or claims by Buyer made in any Officer's Certificate, Buyer shall have 30 days to respond in a written statement to the objection of the Shareholders' Agent.  If after such thirty 30-day period there remains a dispute as to any claims, the Shareholders' Agent and Buyer shall attempt in good faith for 60 days to agree upon the rights of the respective parties with respect to each of such claims.  If the Shareholders' Agent and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent.  The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Buyer Shares or other property from the Escrow Fund in accordance with the terms thereof, and the Buyer shall be entitled to offset any Damages against the Contingent Consideration as set forth in such memorandum.
7.6Resolution of Conflicts and Arbitration.
(a)Arbitration.  If no agreement can be reached after good faith negotiation between the parties pursuant to Sections 7.5(b), either Buyer or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator.  Buyer and the Shareholders' Agent shall agree on the arbitrator, provided that if Buyer and the Shareholders' Agent cannot agree on such arbitrator, either Buyer or Shareholders' Agent can request that the Hong Kong International Arbitration Centre (the “HKIAC”) select the arbitrator under arbitration rules of the HKIAC then in effect. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute, in each case in accordance with the arbitration rules of the HKIAC then in effect.  The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification.  The decision of the arbitrator shall be written, shall be in accordance with applicable Law and with this Agreement, and shall be supported by written findings of fact and conclusion of law which shall set forth the basis for the decision of the arbitrator.  The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate or Agent Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7 hereof, the Escrow Agent and the parties shall be entitled to act in accordance with such decision and the Escrow Agent and the Buyer shall be entitled to make or withhold payments out of the Escrow Fund to make offsets against the Contingent Consideration in accordance therewith.
(b)Enforcement.  Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction.  Any such arbitration shall be held in Hong Kong under the arbitration rules then in effect of HKIAC.  The non-prevailing party to an arbitration shall pay its own expenses, the fees of the arbitrator, any

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administrative fee of HKIAC, and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration.  For purposes of this Section 7.6(c), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate or Agent Certificate, as the case may be, is at issue, the party seeking indemnification shall be deemed to be the non-prevailing party unless the arbitrators award the party seeking indemnification more than one half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the person against whom indemnification is sought shall be deemed to be the non-prevailing party.
7.7Shareholders' Agent.
(a)Appointment.  The Shareholders' Agent shall be agent for and on behalf of the Target Shareholders to give and receive notices and communications, to authorize delivery to Buyer of the Buyer Shares or other property from the Escrow Fund and to make offsets against the Contingent Consideration in satisfaction of claims by Buyer, to object to such deliveries or offsets, to make claims on behalf of the Target Shareholders, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing.  Such agency may be changed by the Majority Target Shareholders from time to time upon not less than ten days' prior written notice to Buyer.  No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services.  Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Shareholders.  Approval of this Agreement by the Target Shareholders shall constitute their ratification and approval of the appointment of the Shareholders' Agent pursuant to this Agreement to act on behalf of the Target Shareholders.
(b)No Liability.  The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholder' Agent while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.  The Target Shareholders shall severally indemnify and hold the Shareholders' Agent harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.
(c)Access to Information.  The Shareholders' Agent shall have reasonable access to information about Target and the reasonable assistance of Target's officers and employees for purposes of performing his duties and exercising his rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Target to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).
(d)Conflict of Interest.  Buyer acknowledges that the Shareholders' Agent may have a conflict of interest with respect to his duties as Shareholders' Agent, and in such regard the Shareholders' Agent has informed Buyer that he will act in the best interests of the Target Shareholders.
7.8Actions of the Shareholders' Agent.  A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all Target Shareholders for whom shares of Buyer Shares otherwise issuable to them are deposited in the Escrow Fund and with respect to their respective Pro Rata Portions of the Contingent Consideration, and shall be final, binding and conclusive upon each such Target Shareholder, and the Escrow Agent and Buyer may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Target Shareholder.  The Escrow Agent and Buyer are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.
8.General Provisions.
8.1Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (i) upon receipt if delivered personally; (ii) three Business Days after being mailed by registered or certified mail, postage prepaid, return receipt requested; (iii) one Business Day after it is sent by commercial overnight courier service; or (iv) upon transmission if sent via facsimile or electronic mail with confirmation of receipt to the

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parties at the following address (or at such other address for a party as shall be specified upon like notice):
(a)Addressees:
if to Buyer, to:
c/o Velti USA, Inc.
150 California St
San Francisco CA 94111
Attention: Sally J. Rau, Chief Administrative Officer
and General Counsel
Fax: 415.449.6733
Tel: 415.315.3464
Email: srau@velti.com

with a copy (which shall not constitute notice) to:

DLA Piper UK LLP
20/F South Tower, Kerry Centre
Chaoyang District, Beijing 100020 P.R. China
Attention:  Steven Liu, Esq.
Fax:  +86 (10) 6561 5158
Tel:  +86 (10) 6561 1788
email:  steven.liu@dlapiper.com

if to Target, to:

Ydon Holdings Ltd.
c/o Casee, Inc.
A-9B, In-du Mansion No. 48
Zhi Chun Lu Hai Dian District
Beijing 100098, China
Attention:  Xin Ye, President and CEO

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Tel: 650.319.8302
email:  xin@casee.cn

with a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP
1000 Marsh Road
Menlo Park, CA 94025
Attention, Mark W. Seneca, Esq.
Fax:  (650) 614-7401
Tel: (650) 614-7400
email:  mseneca@orrick.com

if to Shareholders' Agent, to:

Xin YE
c/o Casee, Inc.
A-9B, In-du Mansion No. 48
Zhi Chun Lu Hai Dian District
Beijing 100098, China
Attention:  Xin Ye, President and CEO
Tel: 650.319.8302
email:  xin@casee.cn

with a copy to:

Orrick, Herrington & Sutcliffe LLP
1000 Marsh Road
Menlo Park, CA 94025
Attention, Mark W. Seneca, Esq.

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Fax:  (650) 614-7401
Tel: (650) 614-7400
email:  mseneca@orrick.com

(b)Interpretation.  This Agreement shall be construed in accordance with the following rules of construction: (i) the terms defined in this Agreement include the plural as well as the singular; (ii) all references in the Agreement to designated “Articles,” “Sections” and other subdivisions are to the designated articles, sections and other subdivisions of the body of this Agreement; (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and (v) the words “includes” and “including” are not limiting.
8.2Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  Signatures delivered by electronic methods shall have the same affect as signatures delivered in person.
8.3Entire Agreement; Nonassignability; Parties in Interest.  This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits and schedules hereto, including the Target Disclosure Schedule: (a) together constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; and (b) are not intended to confer upon any other person any rights or remedies hereunder and shall not be assigned by operation of law or otherwise without the written consent of the other party.
8.4Severability.  In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
8.5Remedies Cumulative.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.
8.6Governing Law; Waiver of Jury Trail.  This Agreement shall be governed by and construed in accordance with the internal laws of California applicable to parties residing in California, without regard applicable principles of conflicts of law.  Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the County of Santa Clara, in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby and it agrees that process may be served upon it in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR

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THEREBY.  EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.
8.7Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
8.8Enforcement.  Each of the parties hereto agrees that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of California or in California state court, this being in addition to any other remedy to which they are entitled at law or in equity.  In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of California or any California state court in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of California or a California state court and (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated by this Agreement.
8.9Amendment; Waiver.  Any amendment or waiver of any of the terms or conditions of this Agreement must be in writing and must be duly executed by or on behalf of the party to be charged with such waiver.  The failure of a party to exercise any of its rights hereunder or to insist upon strict adherence to any term or condition hereof on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this Agreement at a later date.  Further, no waiver of any of the terms and conditions of this Agreement shall be deemed to or shall constitute a waiver of any other term of condition hereof (whether or not similar). For avoidance of doubt, the addition of each Target Shareholder that did not execute this Agreement on the date of this Agreement as a party to this Agreement pursuant to Section 8.10 shall not constitute and amendment of this Agreement.
8.10Target Shareholders.  Each Target Shareholder that did not execute this Agreement on the date of this Agreement shall become a party to this Agreement as a “Target Shareholder” upon execution of a counterpart signature page hereto. Upon execution of a counterpart signature page hereto, each such Target Shareholder shall be deemed to have become a party to this Agreement as of the date of Agreement for all purposes hereunder. Xin Ye covenants to use commercially reasonable efforts to procure the signatures of all other Target Shareholders promptly following the date of this Agreement.
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IN WITNESS WHEREOF, Target, Buyer, Target Shareholders and Shareholders’ Agent have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

Signed for and on behalf of
YDON HOLDINGS LTD.

By:	/s/ Xin Ye
Xin Ye
President and Chief Executive Officer

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IN WITNESS WHEREOF, Target, Buyer, Target Shareholders and Shareholders’ Agent have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

Signed for and on behalf of
Velti PLC

By:	/s/ Alex Moukas
Alex Moukas
Chief Executive Officer